================================================================================


                  ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.,
                                   as Issuer,

                                ACE GAMING, LLC,
                                  as Guarantor,

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                   as Trustee


                                 --------------


                                    INDENTURE

                            Dated as of July 22, 2004


                                 --------------


                                   $66,258,970
                           3% Notes Due July 22, 2008


================================================================================

                   ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.

               RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT
                OF 1939 AND INDENTURE, DATED AS OF JULY 22, 2004

                                   TIA                                                INDENTURE
                                 SECTION                                               SECTION
--------------------------------------------------------------------------- ----------------------------------------
310(a)(1)...................................................................              607
    (a)(2)..................................................................              607
    (a)(3)..................................................................             N.A.
    (a)(4)..................................................................             N.A.
    (a)(5)..................................................................              607
    (b).....................................................................          604, 608
    (c).....................................................................             N.A.
311.........................................................................              604
312.........................................................................              701
313.........................................................................             601, 702
314(a)......................................................................             703, 1008
    (b).....................................................................             1401(d)
    (c)(1)..................................................................              102
    (c)(2)..................................................................              102
    (c)(3)..................................................................             N.A.
    (d).....................................................................              702
    (e).....................................................................              102
    (f).....................................................................             N.A.
315(a)......................................................................              602
    (b).....................................................................              601
    (c).....................................................................              602
    (d).....................................................................             N.A.
    (e).....................................................................             N.A.
316(a)(last sentence).......................................................              101("Outstanding")
    (a)(1)(A)...............................................................              512
    (a)(1)(B)...............................................................              513
    (a)(2)..................................................................             N.A.
    (b).....................................................................              508
    (c).....................................................................              104(d)
317(a)(1)...................................................................              503
    (a)(2)..................................................................              504
    (b).....................................................................             1003
318(a)......................................................................              111

--------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS(1)

PARTIES....................................................................................................       1

RECITALS...................................................................................................       1



                                   ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.    Definitions................................................................................       1

Section 102.    Compliance Certificates and Opinions.......................................................      18

Section 103.    Form of Documents Delivered to Trustee.....................................................      18

Section 104.    Acts of Holders............................................................................      19

Section 105.    Notices, etc., to Trustee, Company and Guarantor...........................................      20

Section 106.    Notice to Holders; Waiver..................................................................      20

Section 107.    Effect of Headings and Table of Contents...................................................      21

Section 108.    Successors and Assigns.....................................................................      21

Section 109.    Separability Clause........................................................................      21

Section 110.    Benefits of Indenture......................................................................      21

Section 111.    Governing Law..............................................................................      22

Section 112.    Legal Holidays.............................................................................      22

Section 113.    Casino Control Act.........................................................................      22



                                   ARTICLE TWO
                                 SECURITY FORMS

Section 201.    Forms Generally............................................................................      22

Section 202.    Form of Face of Notes......................................................................      22

Section 203.    Form of Reverse of Notes...................................................................      24

Section 204.    Form of Trustee's Certificate of Authentication............................................      27



                                  ARTICLE THREE
                                 THE SECURITIES

Section 301.    Title and Terms............................................................................      28

Section 302.    Denominations..............................................................................      29

Section 303.    Execution, Authentication, Delivery and Dating.............................................      29


--------------

(1) This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

Section 304.    Temporary Securities.......................................................................      30

Section 305.    Registration, Registration of Transfer and Exchange........................................      30

Section 306.    Mutilated, Destroyed, Lost and Stolen Securities...........................................      31

Section 307.    Payment of Interest; Interest Rights Preserved.............................................      32

Section 308.    Persons Deemed Owners......................................................................      32

Section 309.    Cancellation...............................................................................      32

Section 310.    Computation of Interest....................................................................      33

Section 311.    Maximum Interest Rate......................................................................      33


                                  ARTICLE FOUR
                           SATISFACTION AND DISCHARGE

Section 401.    Satisfaction and Discharge of Indenture....................................................      33

Section 402.    Application of Trust Money.................................................................      34



                                  ARTICLE FIVE
                                    REMEDIES

Section 501.    Events of Default..........................................................................      34

Section 502.    Acceleration of Maturity; Rescission and Annulment.........................................      36

Section 503.    Collection of Indebtedness and Suits for Enforcement by Trustee............................      37

Section 504.    Trustee May File Proofs of Claim...........................................................      38

Section 505.    Trustee May Enforce Claims Without Possession of Securities................................      39

Section 506.    Application of Money Collected.............................................................      39

Section 507.    Limitation on Suits........................................................................      39

Section 508.    Unconditional Right of Holders to Receive Principal Premium and Interest...................      40

Section 509.    Restoration of Rights and Remedies.........................................................      40

Section 510.    Rights and Remedies Cumulative.............................................................      40

Section 511.    Delay or Omission Not Waiver...............................................................      40

Section 512.    Control by Holders.........................................................................      41

Section 513.    Waiver of Defaults and Compliance..........................................................      41

Section 514.    Security Agreements........................................................................      41


                                   ARTICLE SIX
                                   THE TRUSTEE

Section 601.    Notice of Defaults.........................................................................      42

Section 602.    Certain Rights of Trustee..................................................................      42

Section 603.    Trustee Not Responsible for Recitals or Issuance of Securities.............................      43

Section 604.    May Hold Securities........................................................................      44

Section 605.    Money Held in Trust........................................................................      44

Section 606.    Compensation and Reimbursement.............................................................      44

Section 607.    Corporate Trustee Required; Eligibility....................................................      45

Section 608.    Resignation and Removal; Appointment of Successor..........................................      45

Section 609.    Acceptance of Appointment by Successor.....................................................      46

Section 610.    Merger, Conversion, Consolidation or Succession to Business................................      46



                                  ARTICLE SEVEN

          HOLDERS' LISTS AND REPORTS BY TRUSTEE, COMPANY AND GUARANTOR

Section 701.    Disclosure of Names and Addresses of Holders...............................................      47

Section 702.    Reports by Trustee.........................................................................      47

Section 703.    Reports by Company and Guarantor...........................................................      48


                                  ARTICLE EIGHT
               CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801.    Company and Subsidiaries May Consolidate, etc., Only on Certain Terms......................      49

Section 802.    Successor Substituted......................................................................      50



                                  ARTICLE NINE
                             SUPPLEMENTAL INDENTURES

Section 901.     Supplemental Indentures and Amendments to Security Documents Without Consent of Holders....      51

Section 902.     Supplemental Indentures and Amendments to Security Documents with Consent of Holders.......      52

Section 903.     Execution of Supplemental Indentures and Amendments to Security Documents..................      52

Section 904.     Effect of Supplemental Indentures..........................................................      53

Section 905.     Conformity with Trust Indenture Act........................................................      53

Section 906.     Reference in Securities to Supplemental Indentures.........................................      53

Section 907.     Notice of Supplemental Indentures and Amendments to Security Documents.....................      53


                                   ARTICLE TEN
                                    COVENANTS

Section 1001.      Payment of Principal, Premium, if any, and Interest........................................      53

Section 1002.      Maintenance of Office or Agency............................................................      53

Section 1003.      Money for Security Payments to Be Held in Trust............................................      53

Section 1004.      Corporate Existence........................................................................      54

Section 1005.      Payment of Taxes and Other Claims..........................................................      55

Section 1006.      Maintenance of Properties..................................................................      55

Section 1007.      Insurance..................................................................................      56

Section 1008.      Statement by Officers as to Compliance.....................................................      56

Section 1009.      Statement by Officer of Certain Defaults...................................................      56

Section 1010.      Assumption of Obligations upon Change of Control...........................................      57

Section 1011.      Limitation on Company Indebtedness.........................................................      57

Section 1012.      Limitation on Subsidiary Indebtedness and Preferred Stock..................................      57

Section 1013.      Limitation on Restricted Payments..........................................................      58

Section 1014.      Limitation on Liens........................................................................      58

Section 1015.      [Intentionally Omitted.]...................................................................      59

Section 1016.      Limitation on Sale-Leaseback Transactions..................................................      59

Section 1017.      Limitation on Asset Sales..................................................................      59

Section 1018.      Application of Net Cash Proceeds in Event of Loss..........................................      60

Section 1019.      Ownership of Stock of Subsidiaries.........................................................      61

Section 1020.      Limitation on Transactions with Affiliates.................................................      61

Section 1021.      Change in Nature of Business...............................................................      61

Section 1022.      Additional Collateral......................................................................      61

Section 1023.      CRDA Investments...........................................................................      62

Section 1024.      Subsidiaries...............................................................................      62

Section 1025.      Security Documents.........................................................................     62

Section 1026.      Validity of Security Interest..............................................................     62

Section 1027.      Duty of Cooperation........................................................................     63



                                 ARTICLE ELEVEN
                            REDEMPTION OF SECURITIES

Section 1101.      Redemption.................................................................................      63

Section 1102.      Applicability of Article...................................................................      63

Section 1103.      Election to Redeem; Notice to Trustee......................................................      63

Section 1104.      Selection by Trustee of Securities to Be Redeemed..........................................      63

Section 1105.      Notice of Redemption.......................................................................      64

Section 1106.      Deposit of Redemption Price................................................................      65

Section 1107.      Securities Payable on Redemption Date......................................................      65

Section 1108.      Securities Redeemed in Part................................................................      65

Section 1109.      Redemption Pursuant to Gaming Laws.........................................................      65



                                 ARTICLE TWELVE
                             GUARANTEE ARRANGEMENTS

Section 1201.      Guarantee..................................................................................      66

Section 1202.      Execution and Delivery of Guarantee........................................................      68

Section 1203.      Additional Guarantors......................................................................      68

Section 1204.      Termination of Guarantee...................................................................      68



                                ARTICLE THIRTEEN
                       DEFEASANCE AND COVENANT DEFEASANCE

Section 1301.      Company's Option to Effect Defeasance or Covenant Defeasance...............................      68

Section 1302.      Defeasance and Discharge...................................................................      69

Section 1303.      Covenant Defeasance........................................................................      69

Section 1304.      Conditions to Defeasance or Covenant Defeasance............................................      69

Section 1305.      Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous
                      Provisions..............................................................................      71

Section 1306.      Reinstatement..............................................................................      71



                                ARTICLE FOURTEEN
                                SECURITY INTEREST

Section 1401.      Assignment of Security Interest............................................................      72

Section 1402.      Suits to Protect the Collateral............................................................      73

Section 1403.      Further Assurances and Security............................................................      73

Section 1404.      Release of Collateral......................................................................      73

Section 1405.      Release Notice; Subordination Request, Permitted Liens.....................................      75

Section 1406.      Reliance on Opinion of Counsel.............................................................      76

Section 1407.      Purchaser May Rely.........................................................................      76

Section 1408.      Payment of Expenses........................................................................      77

                                 ARTICLE FIFTEEN
                          CONVERSION AND DEMAND PAYMENT

Section 1501.      Conversion Following Election of Requisite Lenders.........................................      77

Section 1502.      Exercise of Conversion  Privilege; Demand Payment; Issuance of Common Stock; No Adjustment
                      for Interest or Dividends...............................................................      77

Section 1503.      Stated Ratio...............................................................................      79

Section 1504.      Additional Issuances in the Event of Occurrence of Certain Events..........................      79

Section 1505.      Mergers....................................................................................      80

Section 1506.      Verification of Computations...............................................................      80

Section 1507.      Notice of Additional Issuances or Other Property...........................................      81

Section 1508.      Fractional Shares..........................................................................      81

Section 1509.      Taxes on Shares Issued.....................................................................      81

Section 1510.      Reservation of Shares; Shares to Be Fully Paid; Compliance with Governmental Requirements;
                      Listing of Company Common Stock.........................................................      81

Section 1511.      Responsibility of Trustee..................................................................      82



                                 ARTICLE SIXTEEN
                                  MISCELLANEOUS

Section 1601.      Counterparts...............................................................................      82

TESTIMONIUM...................................................................................................

SIGNATURE AND SEALS...........................................................................................



                                    SCHEDULES

1.01   Permitted Indebtedness

     INDENTURE, dated as of July 22, 2004 between Atlantic Coast Entertainment Holdings, Inc. (the "Company"), a corporation duly organized and existing under the laws of the State of Delaware, ACE Gaming, LLC (herein called "Guarantor"), a limited liability company duly organized and existing under the laws of the State of New Jersey and each having its principal office c/o Sands Hotel and Casino at Indiana Avenue & Brighton Park, Atlantic City, New Jersey 08401, and Wells Fargo Bank, National Association, as Trustee (herein called the "Trustee").

     The Company has duly authorized the creation of an issue of 3% Notes Due 2008 (herein called "Notes" or the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefore the Company has duly authorized the execution and delivery of this Indenture. The Company has duly authorized the creation of Liens to secure the Securities, and to provide therefor the Company has duly authorized the execution and delivery of the Security Documents to which it is a party.

     The Guarantor has duly authorized its guarantee of the Securities, and to provide therefor it has duly authorized the execution and delivery of this Indenture. The Guarantor has duly authorized the creation of Liens to secure its guarantee of the Securities, and to provide therefor it has duly authorized the execution and delivery of the Security Documents to which it is a party.

     This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     All things necessary have been done to make the Securities, when executed by the Company and the Guarantor and authenticated by the Trustee and delivered hereunder and duly issued by the Company, the valid obligations of the Company, to make the Guarantee the valid obligation of Guarantor and to make this Indenture a valid agreement of each of the Company and the Guarantor, in accordance with their and its terms.

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION


     SECTION 101. Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (i) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (ii) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper," as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

          (iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

          (iv) any reference herein to any "first priority lien," "first priority security interest" or words of similar import or otherwise regarding the priority of any Lien, shall apply and refer, and shall be deemed to apply and refer, only to the Collateral and all such Liens shall, and shall be deemed to be: (A) subject and inferior to any Lien to secure Working Capital Indebtedness whether incurred prior to, on or after the Issue Date and (B) subject to any release or subordination contemplated in
     Section 1405 hereof. Any reference herein to the "terms of any release or subordination contemplated in Section 1405 hereof" or "any release or subordination" or words of similar import shall be deemed to refer to and include, without limitation, any and all terms, provisions and conditions of any such release or subordination and of all agreements, documents and instruments related thereto, associated therewith or arising from or in connection with any such release or subordination or any related or associated transaction; and

          (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or is combined or acquired through an asset acquisition, merger or otherwise, with the Company or a Subsidiary of the Company, including, without limitation, Indebtedness incurred by such Person in connection with, or in anticipation of, such Person becoming a Subsidiary of the Company or of such acquisition, in each case which, if secured, is not secured by Collateral.

     "Act," when used with respect to any Holder, has the meaning specified in
Section 104.

     "Affiliate" of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such Person and with respect to any natural Person, any other Person having a relationship by blood, marriage or adoption, not more remote than first cousins with such natural Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock or other equity interests, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Allowed Indebtedness" means any Indebtedness or Preferred Stock the incurrence or issuance of which either (x) is consented to by the Requisite Lenders or (y) that: (i) is not secured by a Lien; (ii) is (or to the extent that it is) secured by a Lien on assets other than the Collateral; (iii) is secured by a Lien on Collateral which, except for and subject to any release or subordination contemplated by Section 1405 hereof, is inferior to the Liens of the Trustee on such Collateral; (iv) is secured by a Permitted Lien; (v) constitutes Acquired Indebtedness; or (vi) is incurred between or among the Company and its Subsidiaries.

     "Amortization Expense" means, for any Person for any period, the amount of the amortization expense (including, without limitation, the write-down of non-current assets, including CRDA Investments) that is reflected on the financial statements of such Person and its Subsidiaries consolidated in such financial statements for such period in accordance with GAAP.

     "Applicable Common Stock" has the meaning set forth in Section 301(f) of this Indenture.

     "Asset Acquisition" means (a) any capital contribution (including, without limitation, transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock or other similar ownership or profit interest, by the Company or any of its Subsidiaries in any other Person, in either case pursuant to which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged with or into the Company or any of its Subsidiaries or (b) any acquisition by the Company or any of its Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

     "Asset Sale" means, as applied to any Person, any direct or indirect sale, conveyance, transfer, lease or other disposition (including, without limitation, by means of a Sale-Leaseback Transaction) by such Person or any Subsidiary of such Person to any Person other than such Person or a wholly-owned Subsidiary of such Person, in one transaction or a series of related transactions, of any Capital Stock of any Subsidiary of such Person or other similar equity interest of such Subsidiary or any other property or asset of such Person or any Subsidiary of such Person (provided that the term "Asset Sale" shall not include
(a) sales, conveyances, transfers, leases or other dispositions in the ordinary course of business; (b) all other dispositions pursuant to which such Person receives, directly or indirectly, Net Cash Proceeds or fair market value of less than or equal to $5,000,000 in the aggregate in any twelve month period; (c) sales, conveyances, transfers, leases, or other dispositions of CRDA Investments); (d) sales, conveyances, transfers, leases or other transactions or dispositions made in accordance with the provisions of Section 1405 of this Indenture; (e) sales, conveyances, transfers, leases or other transactions or dispositions made pursuant to the terms of any agreement, document or instrument entered into in connection with any release or subordination that has occurred in accordance with the provisions of Section 1405 of this Indenture, including, without limitation, any sale or other disposition resulting from any default or foreclosure; or (f) any transaction (whether or not such transaction has already occurred) that the Requisite Lenders consent and agree shall not be deemed to constitute an "Asset Sale" ).

     "Assets" means, as applied to any Person, any tangible or intangible assets, or rights or real or personal properties of such Person or any of its Subsidiaries including capital stock of Subsidiaries.

     "Assignment of Leases" means the Assignment, dated as of July 22, 2004, by Licensee in favor of the Trustee for its own benefit and the benefit of the Holders as the same may be amended from time to time.

     "Board of Directors" means either the board of directors of a Person or any duly authorized committee of that board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of a Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or the State of New Jersey are authorized or obligated by law or executive order to close.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock, whether outstanding on the Issue Date or issued after such date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose hereof, the amount of such obligation at any date of determination shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means any of the following, to the extent owned by the Company or any of its Subsidiaries free and clear of all Liens (other than Liens in favor of the Trustee or the Holders) and having a maturity of not greater than 270 days from the date of acquisition: (a) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) insured certificates of deposit or acceptances of any commercial bank that is a member of the Federal Reserve System, that issues (or the parent of which issues) commercial paper rated as described in clause (c) below and that has combined capital and surplus and undivided profits of not less than $100,000,000; (c) commercial paper issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 (or the then equivalent grade) by Standard & Poor's Corporation or at least Prime-1 (or the then equivalent grade) by Moody's Investors Service, Inc.; and (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency.

     "Casino Control Act" means the New Jersey Casino Control Act, N.J. Stat. Ann. 5:12-1 et seq. (New Jersey Public Law 1977, C.110), and the regulations promulgated thereunder, N.J.A.C. 19:40-1.1 et seq., as from time to time amended, or any successor provision of law.

     "Casino Control Commission" means the New Jersey Casino Control Commission as established by Section 50 of the Casino Control Act or any successor agency appointed pursuant to the Casino Control Act.

     "Change of Control" means, after the Issue Date, an event or series of events by which any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than Carl C. Icahn and his Affiliates, or Parent and its Subsidiaries, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly (including through ownership of Voting Stock of a Person owning, directly or indirectly, Voting Stock of the Company or Parent) of securities representing 50% or more of the combined voting power of the Voting Stock of the Company.

     "Collateral" has the meaning attributed to it in the Security Agreement and the Mortgage and includes all of the assets of the Company and its Subsidiaries (other than CRDA Investments and gaming receivables and revenues) as of the Issue Date and assets contemplated in Section 1404 of this Indenture; provided that for purposes of this Indenture and the Security Documents, the Collateral shall not include any asset to the extent that it has ceased to be subject to the Security Interest pursuant to Section 1405 hereof.

     "Collateral Account" shall have the meaning ascribed to such term in the Security Agreement.

     "Collateral Proceeds" means, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by
Section 1405 hereof, (a) any Net Cash Proceeds received or receivable by the Company or the Guarantor as a result of an Asset Sale or Event of Loss that involves all or a portion of the Collateral and (b) all interest or other earnings on amounts in deposit in the Collateral Account.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Company" means Atlantic Coast Entertainment Holdings, Inc., until a successor Person shall have assumed the obligations of the Company pursuant to the applicable provisions of Sections 801 and 802 of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Common Stock" means the common stock, $.01 par value per share, of the Company.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

     "Consolidated" or "consolidated" refers to the consolidation of accounts in accordance with GAAP, and each reference to any such consolidation in this Indenture including, without limitation, "Consolidated Cash Flow," "Consolidated Coverage Ratio," "Consolidated Fixed Charges," "Consolidated Income Tax Expense," and "Consolidated Net Income" shall include and be deemed to include, if, prior to the calculation date, one or more acquisitions have been engaged in by the Company or any of its Subsidiaries (including through mergers or consolidations or other asset or business acquisitions or combination transactions), the accounts of such acquired person or business for the entire applicable reference period, and such acquisition shall be deemed to have occurred on the first day of the applicable reference period and shall be given pro forma effect, in all events exclusive of all obligations or charges: (x) of a non-recurring nature; (y) attributable to discontinued operations; and (z) otherwise attributable to operations or businesses disposed of prior to the Transaction Date.

     "Consolidated Cash Flow" means, for any Person for any period, the sum of:

          (i) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus

          (ii) the sum of the following items (to the extent deducted in determining Consolidated Net Income and without duplication): (A) all Consolidated Fixed Charges; (B) Amortization Expense; (C) Depreciation Expense; and (D) Consolidated Income Tax Expense.

     "Consolidated Coverage Ratio" means for any Person the ratio of (a) Consolidated Cash Flow of such Person and its Subsidiaries for the four full fiscal quarters for which financial statements are available that immediately precede the date of the transaction or other circumstances giving rise to the need to calculate the Consolidated Coverage Ratio (the "Transaction Date") (or, for purposes of clause (b) of the definition of the term "Permitted Indebtedness," projected as contemplated therein) to (b) the Consolidated Fixed Charges for the fiscal quarter in which the Transaction Date occurs and to be accrued during any balance of such quarter and during the three fiscal quarters immediately following such fiscal quarter (based upon the pro forma amount of Indebtedness of such Person and its Subsidiaries outstanding on the Transaction Date and after giving effect to the transaction in question) (or, for purposes of clause (b) of the definition of the term "Permitted Indebtedness," projected as contemplated therein). For purposes of this definition, if the Transaction Date occurs before the date on which such Person's consolidated financial statements for the four full fiscal quarters after the Issue Date are first available, "Consolidated Cash Flow" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis as if the Securities outstanding on the Transaction Date were issued on the first day of such four full fiscal quarter period. In addition, "Consolidated Cash Flow" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or retirement of any Indebtedness of such Person and its Subsidiaries at any time during the period (the "Reference Period") (A) commencing on the first day of the four full fiscal quarters ended before the Transaction Date for which financial statements are available and (B) to, and including, the Transaction Date, including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such Indebtedness were incurred or retired on the first day of the Reference Period; provided that if such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred such guaranteed Indebtedness and (ii) any Asset Sale, Event of Loss or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or any of its Subsidiaries (including any Person who becomes a Subsidiary as result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Reference Period and any retirement of Indebtedness in connection with such Asset Acquisition, as if such Asset Sale, Event of Loss or Asset Acquisition and/or retirement occurred on the first day of the Reference Period. Furthermore, in calculating the denominator (but not the numerator) of this "Consolidated Coverage Ratio," interest on Indebtedness determined on a fluctuating basis that cannot be determined in advance shall be deemed to accrue at the rate in effect on the Transaction Date for such entire period.

     "Consolidated Fixed Charges" means as applied to any Person for any period
(a) the sum of the following items (without duplication): (i) the aggregate amount of interest reflected in the financial statements by such Person and its Subsidiaries in respect of their consolidated Indebtedness (including, without limitation, all interest capitalized by such Person and its Subsidiaries during such period, any amortization of debt discount and all commissions, discounts and other similar fees and charges owed by such Person or any of its Subsidiaries for letters of credit and bankers' acceptance financing and the net costs associated with Interest and Currency Rate Protection Obligations of such Person and its Subsidiaries); (ii) the aggregate amount of the interest component of rentals in respect of Capitalized Lease Obligations recognized by such Person and its Subsidiaries; (iii) to the extent any Indebtedness of any other Person is guaranteed by such Person or any of its Subsidiaries, the aggregate amount of interest paid or accrued by such other Person during such period attributable to any such guaranteed Indebtedness; (iv) dividends on Preferred Stock of any Subsidiary that is held by a Person other than such Person or a wholly-owned Subsidiary; (v) the interest portion of any deferred payment obligation and less (b) to the extent included in clause (a) above, amortization or write-off of deferred financing costs of such Person and its Subsidiaries and any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness before its stated maturity, with the foregoing amounts in the case of both clauses (a) and (b) above, as determined in accordance with GAAP.

     "Consolidated Income Tax Expense" means, as applied to any Person for any period, federal, state, local and foreign income taxes of such Person and its Subsidiaries for such period, determined in accordance with GAAP; provided that, for purposes hereof, "income taxes" shall specifically exclude any taxes paid to or imposed by a Gaming Authority.

     "Consolidated Net Income" means, as applied to any Person for any period, the aggregate of the consolidated Net Income (or net loss) of such Person and its Subsidiaries (determined in accordance with GAAP) less (to the extent included in such Consolidated Net

Income): (a) the Net Income of any other Person in which such Person and any of its Subsidiaries has a joint interest with a third party (which interest does not cause the Net Income of such other Person to be consolidated into the Net Income of such Person and its Subsidiaries in accordance with GAAP) except to the extent of the amount of cash dividends or other cash distributions in respect of Capital Stock actually paid (out of funds legally available therefrom) to and received by such Person or a Subsidiary, net of any taxes applicable thereto; (b) items (other than the tax benefit of the utilization of net operating loss carryforwards or alternative minimum tax credits) classified as extraordinary; (c) the net income of any Subsidiary (other than a Guarantor) to the extent that the declaration of dividends or similar distributions by such Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, law, rule or governmental regulations applicable to that Subsidiary or its stockholders; (d) any net gain or loss resulting from an Asset Sale or Event of Loss or reserves relating thereto by such Person or any of its Subsidiaries; (e) any gain (but not loss), net of taxes, realized upon the termination of any employee pension benefit plan; and (f) all income taxes of such Person and its Subsidiaries accrued according to GAAP for such period attributable to extraordinary gains or losses.

     "Convertibility Notice" has the meaning set forth in Section 1501(a) hereof.

     "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Wells Fargo Bank, National Association, Corporate Trust Services, Sixth and Marquette, MAC N9303-120, Minneapolis, MN 55479, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

     "Corporation" includes corporations, associations, companies and business trusts.

     "CRDA Investments" means Investments in securities issued by, and monies deposited with, the Casino Reinvestment Development Authority of the State of New Jersey.

     "Default" means any Event of Default, or an event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     "Demand Payment" has the meaning set forth in Section 301 hereof.

     "Demand Payment Date" means the date specified by the Requisite Lenders in the Demand Payment Notice.

     "Demand Payment Notice" has the meaning set forth in Section 301 hereof.

     "Depreciation Expense" means, as applied to any Person for any period, the provision for depreciation that is reflected on the consolidated financial statements of such Person and its Subsidiaries in accordance with GAAP.

     "Disqualified Holders" shall have the meaning provided in Section 1109.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock or other similar ownership or profit interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or before the Maturity Date of the Securities.

     "Division of Gaming Enforcement" means the Division of Gaming Enforcement of the New Jersey Department of Law and Public Safety as established by Section 55 of the Casino Control Act or any successor division or agency.

     "Event of Default" has the meaning specified in Section 501.

     "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (a) any loss, destruction or damage of such property or asset; (b) the condemnation or seizure of such property or asset or the exercise of any right of eminent domain or navigational servitude; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; provided, that in any such case the Net Cash Proceeds relating thereto are in excess of $5 million; provided that an "Event of Loss" shall not include any event or occurrence (whether or not such event or occurrence has already occurred) that the Requisite Lenders consent and agree shall not be deemed to constitute and "Event of Loss."

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Notes" means the 11% Notes due 2005 of Parent from time to time outstanding.

     "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

     "Federal Bankruptcy Code" means the 1978 Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

     "FF&E Financing" means Indebtedness, the proceeds of which will be used solely to finance the acquisition or lease of furniture, fixtures or equipment ("FF&E") used by the Person incurring such Indebtedness in the ordinary course in the operation of a Permitted Line of Business and secured by a Lien on such FF&E.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable as of the Issue Date.

     "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof with authority to regulate any gaming operation (or proposed gaming operation) owned, managed, or operated by the Company or any of its Subsidiaries.

     "Gaming Laws" means each gaming law of any applicable Gaming Authority as amended from time to time, and the regulations promulgated and rulings issued thereunder applicable to the Company or any of its Subsidiaries or shareholders.

     "Grantor" means (a) any "Grantor" as defined in the Security Agreement; (b) any "Mortgagor" as defined in the Mortgage; and (c) any other Person that grants a security interest in its assets in favor of the Trustee for its benefit and the benefit of the Holders.

     "Guarantee" means the guarantee of the Guarantor set forth in Article
Twelve.

     "Guarantor" means Licensee, until a successor Person shall have assumed the obligations of Licensee pursuant to the applicable provisions of Section 801 or 802 of this Indenture, and thereafter "Guarantor" shall mean such successor Person.

     "Holder" means a Person in whose name a Security is registered in the Security Register. A person shall cease to be a Holder for all purposes upon conversion of such Security into Company Common Stock pursuant to Article Fifteen of this Indenture.

     "incur" means to directly or indirectly create, assume, suffer to exist, guarantee in any manner, or in any manner become liable for the payment of.

     "Indebtedness" of any Person means (a) any liability, contingent or otherwise, of such Person (whether or not the recourse of the lender is to the whole of the assets of such Person, or only to a portion thereof), (i) for borrowed money; (ii) evidenced by a note, bond, debenture or similar instrument, letters of credit, acceptances or other similar facilities (other than a trade payable or a current liability incurred in the ordinary course of business); or
(iii) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property or services (including a purchase money obligation); (b) any liability of others of the kind described in the preceding clause (a) which such Person has guaranteed including, without limitation, (i) to pay or purchase such liability, (ii) to supply funds to or in any other manner invest in the debtor (including an agreement to pay for property or services irrespective of whether such property is received or such services are rendered; and (iii) to purchase, sell or lease (as lessee or lessor) property or to purchase or sell services, primarily for the purpose of enabling a debtor to make a payment of such Indebtedness or to assure the holder of such Indebtedness against loss; (c) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; (d) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of or other ownership or profit interest in such Person or any of its Affiliates or any warrants, rights or options to acquire such Capital Stock, valued, in the case of Disqualified Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (e) all Interest and Currency Rate Protection Obligations; and (f) any and all deferrals, renewals, extensions and refundings of any liability of the kind described in any of the preceding clauses.

     "Indenture" means this instrument as originally executed and as it may from time to time be supplemented, changed, modified or amended (by any addition to or elimination of, the provisions hereof, or otherwise) by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Independent," when used with respect to any Person, means such other Person who (a) does not have any material financial interest in the Company or in any Affiliate of the Company and (b) is not an officer, employee, promoter, underwriter, trustee, partner or person performing similar functions for the Company or a spouse, family member or other relative of any such Person; provided, that with respect to any director of any corporation, such director shall also be deemed to be "Independent" if such director meets the requirements for independence established by any "national securities exchange" (as contemplated in the Securities Exchange Act of 1934) for audit committee membership. Whenever it is provided in this Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company.

     "Interest and Currency Rate Protection Obligations" means the obligations of any Person pursuant to any interest rate swap, cap or collar agreement, interest rate future or option contract, currency swap agreement, currency future or option contract and other similar agreement designed to hedge against fluctuations in interest rates or foreign exchange rates.

     "Investment" in any Person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (including, without limitation, transfers of cash or other property to others or payments for property or services for the account or use of others (excluding unbilled or uncollected receivables), or otherwise), or purchase or acquisition of Capital Stock, warrants, rights, options, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person or Indebtedness of any other Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     "Issue Date" means the date of original issuance of the Securities.

     "Licensee" means ACE Gaming, LLC, a New Jersey limited liability company.

     "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, hypothecation, assignment for security, or other security agreement of any kind or nature whatsoever. For purposes of this Indenture, a Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, or other title retention agreement relating to such Person.

     "Maturity," when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

     "Maturity Date," when used with respect to any Security, means the date specified in such Security as the fixed date on which the final installment of principal of such Security is due and payable.

     "Mortgage" means the Mortgage and Fixture Security Agreement, dated as of July 22, 2004, duly executed by Guarantor in favor of the Trustee for the benefit of the Holders.

     "Net Cash Proceeds" means, with respect to any Asset Sale or Event of Loss, as the case may be, the proceeds thereof in the form of cash or Cash Equivalents received by the Company or any of its Subsidiaries (whether as initial consideration, through the payment or disposition of deferred compensation or the release of reserves), after deducting therefrom (without duplication): (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finders fees and other similar fees and expenses incurred in connection with such Asset Sale or Event of Loss; (b) provisions for all taxes payable as a result of such Asset Sale or Event of Loss; (c) payments made to retire Indebtedness (other than payments on the Securities) secured by the assets subject to such Asset Sale or Event of Loss to the extent required pursuant to the terms of such Indebtedness; and (d) appropriate amounts to be provided by the Company or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale or Event of Loss and retained by the Company or any of its Subsidiaries, as the case may be, after such Asset Sale or Event of Loss, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Event of Loss, in each case to the extent, but only to the extent, that the amounts so deducted are, at or around the time of receipt of such cash or Cash Equivalents, actually paid to a Person that is not an Affiliate of the Company or, in the case of reserves, are actually established and, in each case, are properly attributable to such Asset Sale or Event of Loss.

     "Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person determined in accordance with GAAP.

     "Officers' Certificate" for any Person means a certificate signed by the Chairman, the President, Executive Vice President or a Vice President, and by the Chief Financial Officer or the Secretary of such Person, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel for the Company or any of its Affiliates, including an employee of any such Person, or any other counsel reasonably acceptable to the Trustee.

     "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities, or portions thereof, for whose payment, redemption or conversion money or Company Common Stock in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent in accordance with the applicable terms of this Indenture) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Securities, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Thirteen; and

          (iv) Securities in respect of which, pursuant to Section 306, other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder or taken any other action, Securities owned by the Company or its Subsidiaries shall be disregarded and deemed not to be Outstanding (but the Securities of any other Affiliates or other Persons shall be deemed for all such purposes to be Outstanding). In determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver or other action, only Securities owned by the Company or its Subsidiaries which the Trustee knows to be so owned shall be so disregarded. Securities owned by the Company or its Subsidiaries which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, the Guarantor, or a Subsidiary of the Company.

     "Parent" means GB Holdings, Inc.

     "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any,
on) or interest on any Securities on behalf of the Company.

     "Permitted Indebtedness" means any of the following Indebtedness to the extent incurred by the Company:

          (i) Indebtedness under the Notes, the Indenture or any Security Document;

          (ii) Indebtedness if, immediately after giving pro forma effect to the incurrence thereof, the projected Consolidated Coverage Ratio of the Company for the next full fiscal quarter, as determined by the Board of Directors of the Company based upon its projections, would be no less than 1.5:1;

          (iii) Indebtedness having a maturity at the time of its incurrence of one year or less incurred solely to provide funds for working capital purposes; provided that such Indebtedness (A) does not exceed $15 million outstanding in the aggregate at any one time and (B) for a period of 60 consecutive days during any calendar year, does not exceed in the aggregate $5 million;

          (iv) FF&E Financing and/or Capitalized Lease Obligations so long as the sum of (x) the aggregate principal amount of such FF&E Financing and
     (y) the aggregate amount of such Capitalized Lease Obligations does not exceed $50 million in the aggregate at any time;

          (v) Indebtedness of the Company that is outstanding on the Issue Date and the items listed on Schedule 1.01 hereof on the Issue Date; and

          (vi) purchase money mortgage notes or other Indebtedness to acquire Block 47, Lot 8 on the Tax Map of the City of Atlantic City, and to acquire Block 156, Lots 28, 40 and 41 on the Tax Map of the City of Atlantic City in fee simple or by long-term lease, which purchase money mortgage note or similar indebtedness encumbers only such Block and Lot numbers on the Tax Map of the City of Atlantic City, or any other Indebtedness for the purpose of engaging in any transaction in which the value of the assets acquired, for GAAP purposes (including applicable goodwill) is equal to or greater than the financing undertaken in connection with such transaction.

          "Permitted Liens" means:

          (i) Liens on property acquired after the Issue Date by way of a merger or other business combination of a Person with or into the Company or any Subsidiary or the acquisition of a Person or its assets by the Company or any Subsidiary or otherwise and provided that except as permitted in this Indenture such Liens do not extend to any Collateral;

          (ii) statutory Liens to secure the performance of obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment of borrowed money), or for taxes, assessments or governmental charges or claims, provided that in each case the obligations are not yet delinquent or are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded and any reserve or other adequate provision as shall be required in conformity with GAAP shall have been made therefor;

          (iii) licenses, leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Company or any Subsidiary;

          (iv) easement granted to the City of Atlantic City, New Jersey, pursuant to municipal ordinance to extend Mt. Vernon Avenue right-of-way upon part of Block 48, Lot 8 on the Tax Map of the City of Atlantic City;

          (v) with respect to the property involved, easements, rights-of-way, navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Company and its Subsidiaries as now conducted or as contemplated herein;

          (vi) Liens granting a security interest in CRDA Investments to the Casino Redevelopment Authority of New Jersey or any other entity as required by applicable law;

          (vii) Liens permitted by the Security Documents, including, without limitation, Liens granted under or to secure Permitted Indebtedness;

          (viii) Liens (a) on Assets or property of any kind other than Collateral and (b) on Collateral (including, without limitation, any such Liens incurred to secure Allowed Indebtedness) which, except for and subject to any release or subordination contemplated in Section 1405 hereof, shall be inferior to the Liens of the Trustee on such Collateral;

          (ix) Liens (which shall for all purposes be and be deemed to be superior to the Liens of the Trustee under the Security Documents) to secure Working Capital Indebtedness; and

          (x) Liens consented to by the Requisite Lenders.

     "Permitted Line of Business" means the casino gaming business and any business that is related to, ancillary or supportive of, connected with or arising out of the gaming business (including, without limitation, developing and operating lodging, dining, sports or entertainment facilities, transportation services, software development or other related activities or enterprises and any additions or improvements thereto) and any other business that the Requisite Lenders consent and agree shall be deemed to constitute a "Permitted Line of Business."

     "Permitted Payment" means the payment of (a) current scheduled interest due on the Existing Notes; (b) Parent's normal, ordinary course operating expenses (including legal and accounting costs, directors' and officers' insurance premiums and fees for Commission filings) not to exceed in the aggregate $250,000 in any twelve month period without the consent of the Requisite Lenders; and (c) any amount required to be paid or reimbursed to the trustee under Section 6.06 of the Second Amended and Restated Indenture, dated as of July 22, 2004, governing the Existing Notes, which under no circumstances will include any obligation to make any payments to the trustee with respect of principal or interest owed on the Existing Notes; provided however that with respect to payments pursuant to clauses (a) and (b) the following conditions must be satisfied unless consented to by the Requisite Lenders: (i) such payment is required to be made prior to the maturity date of the Existing Notes and (ii) at the time of such payment and after giving effect thereto, no Event of Default exists and no event that could result in an Event of Default has occurred or is incipient.

     "Permitted Related Investment" means the direct or indirect acquisition, repair or restoration (including, without limitation, as permitted in Article 9 of the Mortgage) of property or other Assets (including, without limitation, Securities of any person possessing any such Asset or with rights to, any Assets) to be used in connection with a Permitted Line of Business.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

     "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends on or to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Redemption Date," when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Security to be redeemed, means 100% of the principal amount of such Security, together with accrued, unpaid interest.

     "Release Notice" means a written notice of the Company or any of its Subsidiaries in the form of a Company Order delivered pursuant to Section 1405(a).

     "Requisite Lenders" means the holders of a majority in principal amount of the Outstanding Securities.

     "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Payment" means any of the following: (a) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary in respect of that stock (other than (i) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) and (ii) in the case of a Subsidiary, dividends or distributions payable to the Company or to a wholly-owned Subsidiary); (b) the purchase, defeasance, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Subsidiary (other than Capital Stock of such Subsidiary held by the Company or any of its wholly-owned Subsidiaries); and (c) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value (in each case before any scheduled payment date, scheduled maturity, scheduled repayment or scheduled sinking fund payment) of, any Indebtedness (other than Securities) which is subordinated in any manner in right of payment to the Securities (other than: (i) Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition or
(ii) Allowed Indebtedness); provided that the term "Restricted Payment" shall not include any payment, transaction or occurrence that the Requisite Lenders consent and agree shall not be deemed to constitute a "Restricted Payment."

     "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or any such Subsidiary to such Person or its Affiliates in contemplation of such leasing.

     "Sands" means the Sands Hotel and Casino located in Atlantic City, New Jersey.

     "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

     "Security Agreement" means the Security Agreement contemporaneously herewith made by each of Guarantor and the Company to the Trustee for its benefit and the benefit of the Holders, as the same may be amended from time to time.

     "Security Documents" means this Indenture, the Security Agreement, the Assignment of Leases, and the Mortgage and any other mortgage, deed of trust, security agreement or similar instrument securing the Company's or the Guarantor's obligations with respect to the Securities or under this Indenture or any of the other Security Documents.

     "Security Interest" has the meaning specified in Section 1401(a).

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

     "Stated Maturity," when used with respect to any Security, means the earlier of (a) the date specified in such Security as the fixed date on which the principal of such Security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof) and (b) the Demand Payment Date.

     "Stated Ratio" has the meaning specified in Section 1503.

     "Subordination Determination" has the meaning specified in Section 1405(b).

     "Subordination Request" means a written request of the Company or any of its Subsidiaries in the form of a Company Order delivered pursuant to Section 1405(b).

     "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency); (b) the interest in the capital or profits of such partnership or joint venture; or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended from time to time.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "United States Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

     "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only as long as no senior class of securities has such voting power by reason of any contingency.

     "Working Capital Indebtedness" means Indebtedness designated as such by the Board of Directors of the Company, the proceeds of which are to be held or applied for working capital purposes, not to exceed, at any one time outstanding, in the aggregate, principal of $25 million (plus interest accrued for not more than 365 days) for all such Indebtedness of the Company and its Subsidiaries.

     SECTION 102. Compliance Certificates and Opinions.

     Upon any application or request by the Company or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008) shall include:

          (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 103. Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Guarantor stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 104. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or otherwise to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company or the Guarantor, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

     (d) If the Company or the Guarantor shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or the Guarantor may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company or the Guarantor shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefore or in lieu thereof including, without limitation, in respect of anything done, omitted or suffered to be done by the Trustee or the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

     (f) For the purpose of the Company or the Guarantor complying with any requirement of the Casino Control Commission, or the Division of Gaming Enforcement or of the Casino Control Act, every holder, intermediary holder, intermediary beneficial holder and beneficial holder of a Security shall be deemed to authorize any Holder and any other holder, intermediary holder, intermediary beneficial holder and beneficial holder of a Security, upon written request of an Officer of the Company, the Guarantor, or the Trustee expressing reliance on this Section and enclosing a copy of this Section, to release, and any such holder, intermediary holder, intermediary beneficial holder and beneficial holder shall be required to release, to the Company, the Guarantor, or the Trustee, as the case may be, the name, address, telephone number, principal contact person, and amount of such holdings, intermediary holdings, intermediary beneficial holdings and beneficial holdings of Securities of each such holder, intermediary holder, intermediary beneficial holder and beneficial holder of a Security.

     SECTION 105. Notices, etc., to Trustee, Company and Guarantor.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (i) the Trustee by any Holder, the Company or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:
     Corporate Trust Administration, or

          (ii) the Company or the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company or the Guarantor, as the case may be, addressed to it at the address of its principal office specified in the first paragraph of this Indenture, with a copy to: Sands Hotel and Casino, Indiana Avenue and Brighton Park, Atlantic City, N.J. 08401, or at any other address previously furnished in writing to the Trustee by the Company or the Guarantor, as the case may be.

     SECTION 106. Notice to Holders; Waiver.

     Where this Indenture provides for notice of any event to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

     Any notices hereunder that are required to be given to the Casino Control Commission shall be addressed to: Document Control Unit, Casino Control Commission, Tennessee Avenue and the Boardwalk, Arcade Building, Atlantic City, New Jersey 08401, Attention: Chief of Administrative Operations. Any notices hereunder that are required to be given to the Division of Gaming Enforcement shall be addressed to: Division of Gaming Enforcement, 140 East Front Street, CN-047, Trenton, New Jersey 08625, Attention: Deputy Director for the Division of Gaming Enforcement.

     SECTION 107. Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 108. Successors and Assigns.

     All covenants and agreements in this Indenture and in the Security Documents by each of the Company or the Guarantor shall bind its successors and assigns, whether so expressed or not.

     SECTION 109. Separability Clause.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 110. Benefits of Indenture.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 111. Governing Law.

     This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     SECTION 112. Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date, sinking fund payment date or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided that no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

     SECTION 113. Casino Control Act.

     Notwithstanding the provisions of Section 111 hereof, each of the provisions of this Indenture is subject to and shall be enforced in compliance with the provisions of the Casino Control Act, to the extent applicable, and the regulations promulgated thereunder, unless such provisions are in conflict with the TIA, in which case the TIA shall control. The Securities are to be held subject to the condition that if a holder thereof is found to be disqualified by the Casino Control Commission pursuant to the provisions of the Casino Control Act, such holder shall dispose of the Securities in accordance with the provisions of Section 1109 hereof. The Company shall have the right to repurchase the Securities at the lowest of (a) the principal amount thereof; (b) the amount which the Disqualified Holder or beneficial owner paid for the Securities, together with accrued interest up to the date of the determination of disqualification; or (c) the market value of such Securities.

                                   ARTICLE TWO

                                 SECURITY FORMS

     SECTION 201. Forms Generally.

     The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

     The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

     SECTION 202. Form of Face of Notes.


                   ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.

                                3% NOTE DUE 2008

No. _______________________________           $_________________________________

     Atlantic Coast Entertainment Holdings, Inc., a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________ or registered assigns in full satisfaction of the principal sum of __________ U.S. Dollars, and interest which shall accrue thereon at a rate of 3% per annum compounded on each anniversary of the date hereof , either (a) on the Demand Payment Date, the Applicable Common Stock or (b) if the Demand Payment Date does not occur on or prior to July 22, 2008, then on July 22, 2008 cash in the amount of such principal plus accrued interest. The obligations under this Security shall be deemed fully paid, satisfied, discharged and extinguished as contemplated in the Indenture. Notwithstanding anything contained herein, the rate of interest on the Securities shall not exceed the highest rate permitted by law. Payment of this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose either (i) in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts in the case of payment pursuant to clause (b) above or (ii) in Applicable Common Stock in the case of payment pursuant to clause (a) above.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed

     Dated: July 22, 2004          Atlantic Coast Entertainment Holdings, Inc.



                                   By:__________________________________________



Attest:

_________________________________________
           Authorized Signature

     SECTION 203. Form of Reverse of Notes.

     This Security is one of a duly authorized issue of securities of the Company designated as its 3% Notes Due 2008 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $66,258,970, which may be issued under an indenture (herein called the "Indenture"), dated as of July 22, 2004 between the Company, ACE Gaming, LLC (the "Guarantor") and Wells Fargo Bank, National Association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

     The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice, at any time prior to the Company's receipt of a Demand Payment Notice (or, with respect to a particular Note, a notice of payment in accordance with Section 1502 of the Indenture), as a whole or in part, at the election of the Company but only if such election is consented to by the Requisite Lenders, at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued, unpaid interest to the Redemption Date, all as provided in the Indenture.

     Each of the provisions of this Security is subject to and shall be enforced in compliance with the provisions of the Casino Control Act and the regulations promulgated thereunder, to the extent applicable.

     Each Holder by accepting a Security or becoming the beneficial owner thereof shall for all purposes be deemed to agree and consent (a) to all of the terms and provisions of the Indenture and (b) that all Holders, whether initial holders or subsequent transferees, shall be subject to the qualification provisions of the Casino Control Act. As set forth more fully in the Indenture, in the event that the Casino Control Commission determines that a Holder is not qualified under the Casino Control Act, the Company shall have the absolute right and obligation to purchase from such Holder (the "Disqualified Holder") the Securities the Disqualified Holder may then possess, no later than forty-five days after the date that the Company serves notice on any Disqualified Holder of such determination. Immediately upon such determination, the Disqualified Holder shall have (i) no further right to exercise, directly or through any trustee or nominee, any right conferred by its Securities or (ii) no further right to receive any dividends, interest, or other distribution or payment with respect to any such Securities. In the event a Disqualified Holder fails to so sell its Securities within 30 days after the determination by the Casino Control Commission, the Company shall purchase such Securities within 15 days after the end of such 30 day period (A) at the lowest of (1) the principal amount thereof; (2) the amount which the Disqualified Holder paid for the Securities, together with accrued interest up to the date of the determination of disqualification; or (3) the market value of such Securities or (B) in lieu of a purchase pursuant to clause (A), at the election of the Company if the same is consented to by the Requisite Lenders, in exchange for the number of shares of Applicable Common Stock that would apply to such Securities in the event of a Demand Payment.

     In the case of any redemption of Securities in accordance with Article Eleven of the Indenture, interest that has accrued on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

     In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security. Any Lien that may from time to time secure the Securities is subject to subordination or termination.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such amendment, modification, consent or waiver by or on behalf of the Holder of this Security, or otherwise in accordance with the terms of the Indenture, shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange here for or in lieu hereof whether or not notation thereof is made upon this Security.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amounts will be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof; provided however that, in the case of the original issuance of the Securities, the Company may issue Securities in denominations of $10 or integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Securities are entitled to the benefit of the Guarantee by the Guarantor to the extent provided in the Guarantee.

     Subject to the provisions of the Indenture, the Requisite Lenders may elect, upon delivery of notice to the Trustee, at their sole discretion, at any time after the original issuance of any Notes through the close of business on the final maturity date of the Notes, to cause all (but not less than all) outstanding Notes to be convertible at the option of the Holder, in whole or in part, into that number of shares of Company Common Stock (as such shares shall be constituted at the date of conversion) obtained by multiplying the principal amount of this Note by the Stated Ratio in effect at such time, by surrender of the Note so to be converted, together with any required funds as provided in
Section 1502 of the Indenture.

     All fractions will be rounded down to the nearest whole number of shares, and no fractional shares will be issued upon any conversion or Demand Payment referred to above and no payment will be made in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion or payment in shares upon a Demand Payment.

     Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Guarantor (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in the Indenture and
(b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

     The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

                                      Guarantor:

                                      ACE GAMING, LLC

                                      By:_______________________________________

     SECTION 204. Form of Trustee's Certificate of Authentication.


     The Trustee's certificate of authentication shall be in substantially the following form:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

     This is one of the Securities referred to in the within-mentioned
Indenture.

                                      WELLS FARGO BANK, NATIONAL ASSOCIATION,AS
                                      TRUSTEE

                                      By:_______________________________________
                                                   Authorized Officer

                                  ARTICLE THREE

                                 THE SECURITIES

     SECTION 301. Title and Terms.

     (a) The aggregate principal amount of securities which may be authenticated and delivered under this Indenture is limited to $66,258,970, except for securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities.

     (b) The Notes shall be known and designated as the "3% Notes Due 2008" of the Company. Their Stated Maturity shall be July 22, 2008, and they shall accrue interest (which shall be payable only at the Stated Maturity of the Notes) at the rate of 3% per annum from July 22, 2004 accruing and compounding on each July 22 thereafter, until the principal thereof is paid or duly provided for.

     (c) The principal of (and premium, if any, on) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

     (d) The Securities shall be redeemable as provided in Article Eleven.

     (e) The Securities shall be payable or convertible into Company Common Stock as provided in Article Fifteen.

     (f) At any time after the Issue Date, the Requisite Lenders shall be entitled (in their sole and absolute discretion) to demand payment (a "Demand Payment") of all of the Notes by delivering a notice (a "Demand Payment Notice") to the Company demanding payment pursuant to this Section 301(f). Upon receipt of a Demand Payment Notice, the Notes shall thereafter be satisfied (and such Notes thereby extinguished) through the delivery by the Company to the Holder thereof of such number of shares of Company Common Stock (as such shares shall be constituted at the date of such payment) obtained by multiplying the principal amount of each Note by the Stated Ratio in effect at such time, plus any other securities or property that would be required to be issued in respect of such Note, as contemplated in Article Fifteen, in the case of Demand Payment (collectively, the "Applicable Common Stock"). All fractions will be rounded down to the nearest whole number of shares, and no fractional shares will be issued upon any Demand Payment and no payment will be made in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes in connection therewith. On the Demand Payment Date the Notes shall for all purposes cease to be (and shall be deemed to cease to be) outstanding and shall be discharged and all principal and accrued interest thereon extinguished and shall thereafter represent solely the right of the Holder to receive the Applicable Common Stock contemplated herein by surrender of such Notes in the manner provided in Article Fifteen hereof.

     (g) If the Company is served with notice of the disqualification of any Holder under Section 105(d) of the Casino Control Act by the Casino Control Commission, such Holder will be prohibited under Section 105(e) of the Casino Control Act from (i) receiving interest on the

Securities held by such Holder; (ii) exercising, directly or through any trustee or nominee, any right conferred on such Securities; and (iii) receiving any remuneration in any form from any Person licensed or qualified by the Casino Control Commission (including the Company, the Guarantor and the Trustee) for services rendered or otherwise. Notwithstanding the foregoing, the Trustee shall be entitled to exercise all rights with respect to the Securities held by such Holder including, but not limited to, accelerating the Securities (any monies or securities received by the Trustee on behalf of such Holder to be held in trust for such Holder pursuant to Section 605 hereof). If the Trustee exercises voting rights with respect to such Securities, such votes shall be cast in the same proportion as the votes of the other Outstanding Securities are cast on such issue. A copy of any notice served upon the Company as described above shall be promptly delivered by the Company to the Trustee. Any such notice to the Trustee shall be effective against the Trustee on the second Business Day after receipt thereof by a Responsible Officer of the Trustee.

     SECTION 302. Denominations.

     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof; provided, however, that, in the case of the original issuance of Securities, the Company may issue Securities in denominations of $10 or integral multiples thereof.

     SECTION 303. Execution, Authentication, Delivery and Dating.

     The Securities shall be executed on behalf of the Company by its Chairman, its President, a Vice President, or the Chief Financial Officer. The signature of any officer on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.

     Each Security shall be dated the date of its authentication.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

     In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

     SECTION 304. Temporary Securities.

     Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

     SECTION 305. Registration, Registration of Transfer and Exchange.

     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

     Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount and like terms.

     At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount and like terms, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges not involving any transfer.

     The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption; (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part; or (c) to register a transfer of any Security surrendered for conversion or in respect of any Demand Payment pursuant to Article Fifteen.

     SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

     If (a) any mutilated Security is surrendered to the Trustee or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     SECTION 307. Payment of Interest; Interest Rights Preserved.

     Interest on any Security shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Stated Maturity Date at the office or agency of the Company maintained for such purpose pursuant to Section 1002.

     SECTION 308. Persons Deemed Owners.

     Prior to the due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 305 and 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

     SECTION 309. Cancellation.

     All Securities surrendered for payment, redemption, conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company.

     SECTION 310. Computation of Interest.

     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

     SECTION 311. Maximum Interest Rate.

     Regardless of any provision contained herein, in the Securities or in any of the Security Documents, the Holders shall not be entitled to receive, collect or apply as interest (whether termed interest in the documents or deemed to be interest by judicial determination or operation of law) on the Securities, any amount in excess of the maximum amount allowed by applicable law, and, if any Holder ever receives, collects or applies as interest any such excess, the amount that would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Securities is paid in full, any remaining excess shall forthwith be paid to the Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum amount of interest allowed by applicable law, the Company and the Holders shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense fee, or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Securities.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

     SECTION 401. Satisfaction and Discharge of Indenture.

     This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and releasing all liens and security interests in the Collateral when

     (i) either

          (A) all Securities theretofore authenticated and delivered (other than (1) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (2) Securities for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003 and (3) securities that have been duly delivered to the Trustee for conversion or payment pursuant to Article Fifteen hereof) have been delivered to the Trustee for cancellation; or

          (B) all such Securities not theretofore delivered to the Trustee for cancellation

               (1) have become due and payable as the result of a Demand Payment, or

               (2) have become due and payable at their Stated Maturity, or

               (3) are to be called for redemption (with the consent of the Requisite Lenders having been obtained) within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount (including any shares of Company Common Stock) sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, or to satisfy the rights of holders of Securities under this Indenture to obtain Applicable Common Stock in respect of any Demand Payment;

          (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Section 401 relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (i) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003, shall survive.

     SECTION 402. Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 1003, all money and property deposited with the Trustee pursuant to Section 401 shall be held in trust and, at the direction of the Company, be invested prior to Maturity in United States Government Obligations, and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. Any funds remaining following payment of all Securities and all other obligations of the Company hereunder shall be the property of the Company.

                                  ARTICLE FIVE

                                    REMEDIES

     SECTION 501. Events of Default.

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) default in the payment of any principal of (or premium, if any, on) any Security, or interest thereon, at its Maturity; or

          (ii) default in the performance, or breach, of any covenant or warranty of the Company or any of its Subsidiaries in this Indenture or of the Company or Guarantor in the Security Documents (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company and the Guarantor and the Trustee by the Requisite Lenders a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, unless the Company or any of its Subsidiaries is proceeding, and continues to proceed, diligently to cure any such default; or

          (iii) (A) there shall have occurred one or more defaults by the Company or any of its Subsidiaries in the payment of the principal of or premium, if any, on Indebtedness aggregating $5 million or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) in accordance with the terms of an agreement or instrument binding upon the Company or any of its Subsidiaries, Indebtedness of the Company or any of its Subsidiaries aggregating $5 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (iv) any Person entitled to take the actions described in this Section 501(iv), after the occurrence of any event of default under any agreement or instrument evidencing any Indebtedness in excess of $5 million in the aggregate of the Company or any of its Subsidiaries, shall notify the Trustee of the intended sale or disposition of any assets of the Company or any of its Subsidiaries that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off) to retain in satisfaction of any Indebtedness, or to collect on, seize, dispose of or apply, any such assets of the Company or any of its Subsidiaries (including funds on deposit or held pursuant to lock-box and other similar arrangements), pursuant to the terms of any agreement or instrument evidencing any such Indebtedness of the Company or any of its Subsidiaries or in accordance with applicable law; or

          (v) final judgments or orders rendered against the Company or any of its Subsidiaries which require the payment in money, either individually or in an aggregate amount, that is more than $10 million and (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order and (B) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of pending appea1 or otherwise, was not in effect; or

          (vi) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any of its Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition or in respect of the Company or any such Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any such Subsidiary or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

          (vii) the institution by the Company or any of its Subsidiaries of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any such Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

          (viii) any of the Security Documents ceases to be in full force and effect in any material respect or any of the Security Documents ceases to create in favor of the Trustee, with respect to any material amount of Collateral, a valid and perfected first priority Lien on the Collateral purported to be covered thereby, except for any cessation, release or subordination contemplated or permitted (or resulting from any act contemplated or permitted) by Section 1405 or as may be otherwise contemplated by this Indenture; or

          (ix) the cessation of substantially all gaming operations at The Sands for more than 60 consecutive days, except as a result of an Event of Loss; or

          (x) the loss by Guarantor or its successor or assigns of its legal right to own or operate The Sands and such loss continues for more than 60 consecutive days.

     SECTION 502. Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default (other than an Event of Default specified in Section 501(6) or 501(7)) occurs and is continuing, then and in every such case, the Trustee and the Requisite Lenders, may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Company and the Guarantor, and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in
Section 501(6) or 501(7) occurs and is continuing, then the principal amount of all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee and any Holder.

     At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Requisite Lenders, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (i) the Company has paid or deposited with the Trustee a sum sufficient to pay,

               (A) all unpaid principal of (and premium, if any, on) any Outstanding Securities which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Securities, and

               (B) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (ii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities because of an Event of Default specified in Section 501(3) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness or the same has been waived or stayed, and written notice of such discharge, rescission, waiver or stay, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

     SECTION 503. Collection of Indebtedness and Suits for Enforcement by
Trustee.

     The Company covenants that if

          (i) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (ii) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any), and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the
Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in any Security Document or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 504. Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor or any other obligor upon the Securities or the property of the Company, the Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Securities in respect of which such judgment has been recovered.

     SECTION 506. Application of Money Collected.

     Any money and property collected by the Trustee pursuant to this Article or in connection with the exercise of remedies under any Security Document shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                    FIRST: To the payment of all amounts due the Trustee under
               Section 606;

                    SECOND: To the payment of the amounts then due and unpaid
               for principal of (and premium, if any, on,) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

                    THIRD: The balance, if any, to the Person or Persons
               entitled thereto.

     SECTION 507. Limitation on Suits.

     No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) the Requisite Lenders shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (ii) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Section 507 to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     SECTION 508. Unconditional Right of Holders to Receive Principal Premium and Interest.

     The Holder of any of the Securities shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Thirteen) and in the terms of each note representing such Securities of the principal of (and premium, if any, on) and interest on, such Securities on the respective Stated Maturities expressed in such Securities (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder; provided, however, that by a Holder's acquisition of any of the Securities, such Holder or the beneficial owner thereof shall be deemed to have consented to each and every provision of the Indenture including, without limitation, the provisions of Sections 301, 1405 and Articles Two, Thirteen and Fifteen hereof.

     SECTION 509. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Security Document and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 510. Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 511. Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or any Security Document or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     SECTION 512. Control by Holders.

     Notwithstanding anything to the contrary set forth in Section 316(a) of the TIA (the provisions of which are hereby excluded), the Requisite Lenders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Indenture or the Security Documents, provided that

          (i) such direction shall not be in conflict with any rule of law or with this Indenture;

          (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

          (iii) the Trustee need not take any action which might involve it in personal liability unless it has obtained appropriate indemnity.

     SECTION 513. Waiver of Defaults and Compliance.

     Notwithstanding anything to the contrary set forth in Section 316(a) of the TIA (the provisions of which are hereby excluded) the Requisite Lenders may on behalf of the Holders of all the Securities:

          (i) waive any past default hereunder and its consequences, except a default in respect of the payment of the principal of (or premium, if any, on) or interest on any Security, and upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured and released, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon; and

          (ii) waive future compliance with any term, provision or condition of this Indenture or the Security Documents or any related instruments, agreements or documents (but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived), in which event the Company and the Guarantor may omit to comply with any such term, provision or condition of this Indenture, the Security Documents or any related instrument, agreement or document.

     The provisions of this Section 513 and Section 512 hereof apply to all provisions of this Indenture and the Security Documents and the fact that various provisions of this Indenture and the Security Documents may include specific reference to the consent or other approval or agreement of or by the Requisite Lenders shall not, for any purpose, be deemed to limit the application of Section 512 or this Section 513.

     SECTION 514. Security Agreements.

     Immediately following the execution of this Indenture, the Holders authorize and consent to the Trustee executing the Security Agreements and all other documents necessary to effectuate either the Security Agreements or this Indenture.

                                   ARTICLE SIX

                                   THE TRUSTEE

     SECTION 601. Notice of Defaults.

     Within the earlier of 90 days after the occurrence of any Default hereunder or as soon as practicable after any such Default becomes to known to the Trustee, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in Section 501(4) no such notice to Holders shall be given until at least 30 days after the occurrence thereof. The Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder unless a Responsible Officer in its Corporate Trust Department shall have actual knowledge thereof.

     SECTION 602. Certain Rights of Trustee.

     Subject to the provisions of TIA Sections 315(a) through 315(d):

          (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (iii) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (iv) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (viii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

          (ix) the Trustee shall not be personally liable, in case of entry by it upon any property subject to the liens of the Security Documents, for debts contracted or liabilities or damages incurred in the management or operation thereof.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     The Trustee and its directors, officers, employees and Affiliates shall cooperate with the Casino Control Commission and the Division of Gaming Enforcement and provide such information and documentation as may from time to time be requested by such agencies.

     The Trustee may rely on, and shall be protected with respect to any action taken or omitted to be taken in good faith in accordance with, the direction of the Requisite Lenders.

     SECTION 603. Trustee Not Responsible for Recitals or Issuance of
Securities.

     The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification of Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

     The Trustee makes no representations with respect to the effectiveness or adequacy of any Security Document, or the validity, perfection or priority, if any, of liens granted to it under this Indenture or the Security Documents. The Trustee shall not be responsible for ascertaining or maintaining such validity, perfection or priority, if any, and shall be fully protected in relying upon certificates and opinions delivered to it in accordance with the terms of this Indenture or the Security Documents.

     SECTION 604. May Hold Securities.

     The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

     SECTION 605. Money Held in Trust.

     Except as otherwise provided herein, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise provided herein or agreed with the Company.

     SECTION 606. Compensation and Reimbursement.

     The Company agrees:

          (i) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree for all services rendered by it hereunder and under the Security Documents (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

          (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture and under the Security Documents (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (iii) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust and under the Security Documents, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder.

     The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Securities.

     SECTION 607. Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION 608. Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

     (b) Subject to the provisions of the Casino Control Act, the Trustee may resign at any time by giving written notice thereof to the Company, the Casino Control Commission and the Division of Gaming Enforcement. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) Subject to the provisions of the Casino Control Act, the Trustee may be removed at any time by Act of the Requisite Lenders, delivered to the Trustee and to the Company.

     (d) If at any time:

          (i) the Trustee shall fail to comply with the provisions of TIA
     Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (ii) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, subject to the provisions of the Casino Control Act, (A) the Company, by a Board Resolution, may remove the Trustee or (B) subject to TIA
Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Requisite Lenders delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Notwithstanding the foregoing, any successor Trustee may be appointed only with the prior, express approval of the Casino Control Commission, in consultation with the Division of Gaming Enforcement, provided that such successor Trustee must first be qualified as a financial source by and cooperate with the Casino Control Commission and the Division of Gaming Enforcement.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     SECTION 609. Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall take all necessary steps to be approved by the Casino Control Commission and shall execute, acknowledge and deliver to the Company, to the Guarantor and to the retiring Trustee an instrument accepting such appointment, and the successor Trustee, the Company and the Guarantor shall enter into a supplemental indenture evidencing the appointment of the successor Trustee and, as required, any amendment or modification to any Security Document or any additional Security Document. Thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     SECTION 610. Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                                  ARTICLE SEVEN

          HOLDERS' LISTS AND REPORTS BY TRUSTEE, COMPANY AND GUARANTOR

     SECTION 701. Disclosure of Names and Addresses of Holders.

     Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

     SECTION 702. Reports by Trustee.

     (a) Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

     The Trustee shall transmit to the Holders, within the times hereinafter specified a brief report with respect to the following:

          (i) the release, or release and substitution, of property subject to any Lien of this Indenture (and the consideration therefor, if any) unless the fair value of such property, as set forth in the Officers' Certificate or Opinion of Counsel required by TIA Section 314(d), is less than 10 per centum of the aggregate principal amount of the Securities Outstanding at the time of such release, or such release and substitution, such report to be so transmitted within 90 days after such time; and

          (ii) the character and amount of any advances made by it as such since the date of the last report transmitted pursuant to the provisions of TIA
     Section 313(a) (or if no such report has yet been so transmitted, since the date of execution of the Indenture), for the reimbursement of which it claims or may claim a Lien or charge, prior to that of the Indenture Securities, on the trust estate or on property or funds held or collected by it as such Trustee, and which it has not previously reported pursuant to this clause (2), if such advances remaining unpaid at any time aggregate more than 10 per centum of the aggregate principal amount of the Securities Outstanding at such time, such report to be so transmitted within 90 days after such time.

     To the extent required by applicable laws, rules and regulations, a copy of each such report shall, at the time of such transmission to the Holders, be filed with each stock exchange, if any, upon which the Securities are listed, and also with the Commission.

     (b) The Trustee shall transmit by mail to the Casino Control Commission and the Division of Gaming Enforcement (i) an initial list of the beneficial Holders of the Securities promptly after the issuance of the Securities, (ii) current lists of the Holders appearing in the Security Register on a twice-per-year basis, no later than March 1 and September 1 of each year, and (iii) upon request by the Casino Control Commission or the Division of Gaming Enforcement, such additional information with respect to the beneficial Holders of the Securities as the Trustee may obtain through its good faith efforts.

     (c) The Trustee shall notify the Casino Control Commission and the Division of Gaming Enforcement, simultaneously with any notice given to the Holders, of any default or acceleration under the Securities, this Indenture, the Security Documents, or any other documents, instrument, agreement, covenant, or condition related to the issuance of the Securities, whether declared or effectuated by the Trustee or the Holders. The Trustee shall notify the Casino Control Commission and the Division of Gaming Enforcement on a continuing basis and in writing, of any actions taken by the Trustee or the Holders with regard to such default, acceleration or similar matters related thereto.

     (d) The Trustee shall notify the Casino Control Commission and the Division of Gaming Enforcement of the removal or resignation of the Trustee promptly after such removal or resignation.

     (e) The Trustee shall provide to the Casino Control Commission and the Division of Gaming Enforcement, promptly after the execution by the Trustee of the same, copies of any and all amendments or modifications to this Indenture, the Securities, the Security Documents, or any other documents, instrument, agreement, covenant or condition related to the issuance of the Securities.

     SECTION 703. Reports by Company and Guarantor.

     The Company and the Guarantor shall, to the extent required by the TIA:

          (i) file with the Trustee, within 15 days after the Company or the Guarantor, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company or the Guarantor, as the case may be, is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (ii) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company or the Guarantor, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

          (iii) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company or the Guarantor, as the case may be, pursuant to paragraphs (A) and (B) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

          (iv) comply in all material respects with all requirements and provisions of the Casino Control Act and notify the Trustee by mail of all formal hearings and formal proceedings materially relating to the Company, the Guarantor or their respective successors, before the Casino Control Commission relating to the plenary casino licenses for the Casino, as the same are scheduled. Such notice shall be in writing and given at least seven days prior to the hearing to which such notice relates, unless a shorter notice is given to the Company in which event the Company shall notify the Trustee promptly upon receiving such definite information as shall be contained in such notice. The Company hereby agrees that the Trustee may, but shall have no obligation to, attend such hearings and other proceedings if permitted to do so by the Casino Control Commission.

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     SECTION 801. Company and Subsidiaries May Consolidate, etc., Only on Certain Terms. - Neither the Company nor any of its Subsidiaries shall consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets to any Person or group of affiliated Persons in a single transaction or through a series of transactions, except that:

          (i) the Company or any of its Subsidiaries may consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets (A) if consented to by the Requisite Lenders; and (B) the following requirements are complied with, unless otherwise consented to by the Requisite Lenders: (1) the Company or such Subsidiary shall be the continuing Person, or the resulting, surviving or transferee Person (the "surviving entity") shall be a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia; (2) the surviving entity (other than an existing Guarantor) shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company or such Subsidiary, as applicable under the Securities, the Guarantee, this Indenture and the Security Documents, and the Company or the surviving entity shall have taken all steps necessary or desirable to perfect and protect the security interests granted or purported to be granted by the Security Documents

     (including, without limitation, the priority thereof) in the applicable Collateral, including, without limitation, the execution, delivery, filing and recordation of additional mortgages, pledges, assignments and security agreements; (3) immediately before and immediately after giving effect to such transaction, or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of, such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; (4) such transaction will not result in the loss, unless appropriately replaced, of any gaming or other license necessary for the continued operation of the Company or any Subsidiary as conducted immediately prior to such consolidation, merger, conveyance, transfer or lease; and (5) neither the Company nor any Subsidiary would thereupon become obligated with respect to any Indebtedness, nor any of its property subject to any Lien, unless the Company or such Subsidiary could incur such Indebtedness or create such Lien without violation of the terms of this Indenture;

          (ii) a Subsidiary may consolidate with or merge into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets to or with the Company or any Subsidiary of the Company: (A) if consented to by the Requisite Lenders and (B) the following requirements are complied with, unless otherwise consented to by the Requisite Lenders:
     (1) the surviving entity (other than an existing Guarantor) shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Subsidiary under the Securities, the Guarantee, this Indenture and the Security Documents, and such Subsidiary or surviving entity, as the case may be, shall have taken all steps necessary or desirable to perfect and protect the security interests granted or purported to be granted by the Security Documents (including, without limitation, the priority thereof), including, without limitation, the execution, delivery, filing and recordation of additional mortgages, pledges, assignments and security agreements; (2) such transaction will not impair the pledge of the stock of such Subsidiary granted or purported to be granted pursuant to the Security Documents; and (3) such transaction will not result in the loss (unless appropriately replaced) of any gaming or other license necessary for the continued operation of the Company and its Subsidiaries as conducted immediately prior to such sale, assignment, conveyance, transfer or lease; and

          (iii) the Company or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 801.

     SECTION 802. Successor Substituted.

     Upon any consolidation of the Company or the Guarantor with or merger of the Company or any Guarantor with or into any other Person or any conveyance, transfer or lease of the properties and assets of the Company or the Guarantor substantially as an entirety to any Person in accordance with Section 801, unless otherwise consented to by the Requisite Lenders, the successor Person formed by such consolidation or into which the Company or the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor herein, and in the event of any such conveyance or transfer, the Company or the Guarantor (which term shall for this purpose mean the Person named as the "Company" or the "Guarantor," as the case may be, in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 801), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

     SECTION 901. Supplemental Indentures and Amendments to Security Documents Without Consent of Holders.

     Without the consent of any Holders, the Company and the Guarantor, when each is authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or amendment to any Security Document, in form satisfactory to the Trustee, for any of the following purposes:

          (i) to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor, as the case may be, contained herein, in the Securities and in the Security Documents; or

          (ii) to add to the covenants of the Company or the Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or the Guarantor; or

          (iii) to add any additional Events of Default; or

          (iv) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 609; or

          (v) to cure any ambiguity, to correct or supplement any provision herein or in the Security Documents which may be inconsistent with any other provision herein or in the Security Documents, or to make any other provisions with respect to matters or questions arising under this Indenture or under the Security Documents; provided that such action shall not adversely affect the interests of the Holders in any material respect; or

          (vi) to establish or maintain the Lien of this Indenture and the other Security Documents or to correct or amplify the description of any Collateral subject to the Lien of this Indenture or the other Security Documents, or to subject additional property to the Lien of this Indenture or other Security Documents; or

          (vii) to add any additional Guarantor; or

          (viii) to make any other change that does not adversely affect the rights of any Holder; or

          (ix) to secure the Securities.

     SECTION 902. Supplemental Indentures and Amendments to Security Documents with Consent of Holders.

     Upon the request of the Company and the Guarantor, by a Board Resolution authorizing the execution thereof, together with the consent of the Requisite Lenders, by Act of said Holders delivered to the Trustee, the Trustee shall join the Company and the Guarantor in an indenture or indentures supplemental hereto or amendments to the Security Documents, for any purpose, including, without limitation, for the purpose of adding any provisions to or changing, modifying or amending in any manner or eliminating any of the provisions of this Indenture or the Security Documents or making additions to, changing, modifying, amending or eliminating in any manner the rights of the Holders hereunder or thereunder; provided, however, that no such supplemental indenture, or addition, change, amendment or modification to, or elimination of any provision of, any Security Document, shall, without the consent of the Holder of each Outstanding Security affected thereby:

          (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
     Date), or

          (ii) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

          (iii) modify any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or amendments to the Security Documents, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 903. Execution of Supplemental Indentures and Amendments to Security Documents.

     In executing, or accepting the additional trusts created by, any supplemental indenture or amendment to the Security Documents permitted by this Article or the modifications thereby of the trusts created by this Indenture or the Security Documents, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture or amendment to the Security Documents is authorized or permitted by this Indenture and all conditions precedent herein provided for relating to such supplemental indenture have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture or amendment to the Security Documents which affects the Trustee's own rights, duties, or immunities under this Indenture or under the Security Documents or otherwise.

     SECTION 904. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 905. Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act.

     SECTION 906. Reference in Securities to Supplemental Indentures.

     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

     SECTION 907. Notice of Supplemental Indentures and Amendments to Security Documents.

     Promptly after the execution by the Company, the Guarantor and the Trustee of any supplemental indenture or amendment to the Security Documents pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in
Section 106, setting forth in general terms the substance of such supplemental indenture or amendment to the Security Documents.

                                   ARTICLE TEN

                                    COVENANTS

     SECTION 1001. Payment of Principal, Premium, if any, and Interest.

     The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Securities in accordance with, and subject to, the terms of the Securities and this Indenture.

     SECTION 1002. Maintenance of Office or Agency.

     The Company will maintain in The City of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, conversion or in respect of a Demand Payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the

Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

     SECTION 1003. Money for Security Payments to Be Held in Trust.

     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any, on) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (and premium, if any, on), or interest on, any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due (or in the case of a Demand Payment, shall deposit the Applicable Common Stock), such sum (or securities) to be held in trust for the benefit of thePersons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

     The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (i) hold all sums held by it for the payment of the principal of (and premium, if any on) or interest on Securities (or in the case of a Demand Payment, the Applicable Common Stock) in trust for the benefit of the Persons entitled thereto until such sums (or securities) shall be paid to such Persons or otherwise disposed of as herein provided;

          (ii) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums (or securities) so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums (or securities) held in trust by the Company or such Paying Agent, such sums (or securities) to be held by the Trustee upon the same trusts as those upon which such sums (or securities) were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or interest on any Security (or securities deposited as contemplated above) and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable (or in the case of a Demand Payment, two years after the Demand Payment Date) shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money (or securities), and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money (or securities) remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 1004. Corporate Existence.

     Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise if (a) the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders and (b) the Company and its Subsidiaries shall have taken all steps necessary or desirable to protect or perfect the security interests granted or purported to be granted by the Security Documents, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof, including, without limitation, the execution, delivery, filing and recordation of additional mortgages, pledges, assignments and security agreements.

     SECTION 1005. Payment of Taxes and Other Claims.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent and in accordance with applicable provisions of the Security Documents, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any such Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     SECTION 1006. Maintenance of Properties.

     Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, the Company will cause all properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as required by the Security Documents and as otherwise in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any such Subsidiary and not disadvantageous in any material respect to the Holders.

     SECTION 1007. Insurance.

     The Company will, and will cause its Subsidiaries to, maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates; provided that with respect to the Collateral the Company will, and will cause its Subsidiaries to, maintain insurance on the terms required by each of the Security Documents or, if the Lien contemplated therein is released or subordinated as contemplated and permitted in Section 1405, then in accordance with the requirements of the holder of any other lien on the Collateral.

     SECTION 1008. Statement by Officer as to Compliance.

     The Company and the Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate, which may be in the form attached as Exhibit A, from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's or the Guarantor's compliance with all conditions and covenants under this Indenture or the Security Documents. For purposes of this Section 1008, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture or the Security Documents.

     SECTION 1009. Statement by Officers of Certain Defaults.

     When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any of its Subsidiaries gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $5 million), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

     SECTION 1010. Assumption of Obligations upon Change of Control.

     Upon the occurrence of a Change of Control in accordance with the provisions of Section 801 of this Indenture, the Securities shall be assumable by the successor to the Company.

     SECTION 1011. Limitation on Company Indebtedness.

     Unless otherwise consented to by the Requisite Lenders, the Company shall not, directly or indirectly, create, incur, assume, suffer to exist, guarantee or in any manner become liable for the payment of ("incur"), any Indebtedness other than any or all of the following:

          (i) Indebtedness in connection with the Securities, this Indenture or any Security Document;

          (ii) Indebtedness outstanding on the Issue Date and included on
     Schedule 1.01 hereto;

          (iii) Allowed Indebtedness and Permitted Indebtedness;

          (iv) Working Capital Indebtedness; and

          (v) any Indebtedness issued in exchange for or to repay, prepay, repurchase, redeem, defease, retire or refinance ("refinance") any Indebtedness permitted by clauses (i) through (iv) above; provided that (A) if the principal amount of the Indebtedness so issued shall exceed the principal amount of the Indebtedness so exchanged or refinanced, plus any required premium, transaction costs and fees incurred in connection with such exchange or refinancing, then such excess shall be permitted only to the extent that such Indebtedness is otherwise permitted to be incurred under this covenant and (B) the Indebtedness so issued either: (x) (1) has a stated maturity not earlier than the stated maturity of the Indebtedness so exchanged or refinanced; (2) has an average life to stated maturity equal to or greater than the remaining average life to stated maturity of the Indebtedness so exchanged or refinanced; and (3) is subordinated to the obligations of the Company under this Indenture to at least the same extent, if any, as the Indebtedness so exchanged or refinanced or (y) is otherwise permitted to be incurred under this covenant.

     SECTION 1012. Limitation on Subsidiary Indebtedness and Preferred Stock.

     The Company shall not cause or permit any Subsidiary to incur or issue, directly or indirectly, any Indebtedness or Preferred Stock other than any or all of the following:

          (i) Indebtedness under the Guarantee or in connection with the Securities, this Indenture and the Security Documents;

          (ii) Indebtedness or Preferred Stock issued to and held by the Company or a wholly-owned Subsidiary of the Company to the extent such Indebtedness or Preferred Stock is subject to a first priority lien in favor of the Trustee; provided that (A) any subsequent issuance or transfer of any Capital Stock that results in any such wholly-owned Subsidiary ceasing to be a wholly-owned Subsidiary or (B) any transfer of such Indebtedness or Preferred Stock to a Person other than the Company or a wholly-owned Subsidiary of the Company will be deemed to be the issuance of such Indebtedness or Preferred Stock by the issuer thereof;

          (iii) Allowed Indebtedness and Permitted Indebtedness;


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          (iv) Working Capital Indebtedness; and

          (v) any Indebtedness issued in exchange for or to refinance any Indebtedness permitted by clause (i) through (iv) above; provided that (A) if the principal amount of the Indebtedness so issued does not exceed the principal amount of the Indebtedness so exchanged or refinanced, plus any required premium, transaction costs and fees incurred in connection with such exchange or refinancing, then such excess shall be permitted only to the extent that such Indebtedness is otherwise permitted to be incurred under this covenant and (B) the Indebtedness so issued either (x) (1) has a stated maturity date or an initial mandatory redemption date later than the stated maturity date of the Indebtedness so exchanged or refinanced, (2) has an average life to stated maturity equal to or greater than the remaining average life to stated maturity of the Indebtedness so exchanged or refinanced and (3) is subordinated to the Notes on the Guarantee of Guarantor or any other subsidiary guarantee to at least the same extent as the Indebtedness so exchanged or refinanced or (y) is otherwise permitted to be incurred under this covenant.

     SECTION 1013. Limitation on Restricted Payments.

     The Company shall not make, directly or indirectly, and shall not permit any Subsidiary to make, directly or indirectly, any Restricted Payment, provided that the foregoing shall not limit the right or power of:

          (i) the Company or any Subsidiary to make or provide for the Permitted Payment; or

          (ii) the Guarantor to make any payments or distributions to the Company to provide for (A) the payment or performance by the Company of its obligations under this Indenture, the Security Documents and the Securities and (B) such other amounts as may be necessary to pay its normal, ordinary course operating expenses (such as legal and accounting costs and fees for Commission filings).

     SECTION 1014. Limitation on Liens.

     The Company shall not, and shall not permit, cause or suffer any Subsidiary to create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets (including, without limitation, any income or profits) now owned or hereafter acquired by it, other than any or all of the following:

          (i) Liens existing on the Issue Date;

          (ii) Liens created by this Indenture and the Security Documents or that otherwise secure the Guaranty or the Securities;

          (iii) Liens securing Permitted Indebtedness, FF&E Financing and/or Capitalized Lease Obligations permitted pursuant to the Indenture;

          (iv) Permitted Liens; and

          (v) The replacement, extension or renewal of any Lien permitted by clauses (i), (ii), (iii) or (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the principal amount, except as

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

     permitted hereunder) of the Indebtedness secured thereby, or otherwise permitted by this Indenture.

     SECTION 1015. [Intentionally Omitted.]

     SECTION 1016. Limitation on Sale-Leaseback Transactions.

     Unless otherwise consented to by the Requisite Lenders, the Company shall not, directly or indirectly, and shall not permit any Subsidiary to, directly or indirectly, enter into, guarantee or otherwise become liable with respect to any Sale-Leaseback Transaction with respect to any Collateral unless (a) such Sale-Leaseback Transaction is otherwise permitted pursuant to Section 1014; (b) the consideration received by the Company and/or any of its Subsidiaries for such Sale-Leaseback Transaction is at least equal to the Fair Market Value of such property being transferred; and (c) the Net Cash Proceeds of the sale shall be applied in accordance with Section 1017. Notwithstanding anything contained in this covenant, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into, guarantee or otherwise become liable with respect to any other Sale-Leaseback Transaction involving the Collateral

     SECTION 1017. Limitation on Asset Sales.

     Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, the Company shall not, directly or indirectly, and shall not permit any Subsidiary to, directly or indirectly, make any Asset Sale of Collateral unless (a) at the time of such Asset Sale, the Company or such Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value of the assets sold or otherwise disposed of (or in the case of a lease or similar arrangement, receives an agreement for the payment pursuant to the terms of such lease of rents from time to time at fair value); (b) the proceeds therefrom (in the case of a lease, when paid from time to time) consist of at least 85% cash and/or Cash Equivalents; (c) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Asset Sale; (d) otherwise expressly provided herein, the Net Cash Proceeds of such Asset Sale shall be applied in connection with the offer to purchase the Securities described below; and (e) the Company and its Subsidiaries may engage in an Asset Sale involving Collateral only in accordance with Article Fourteen.

     On or before the 180th day after the date on which the Company or any Subsidiary consummates the relevant Asset Sale of Collateral and subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof, the Company shall use all of the Net Cash Proceeds from such Asset Sale to make either (a) an offer to purchase (the "Asset Sale Offer") from all holders of Securities up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to such Net Cash Proceeds at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase or (b) a Permitted Related Investment, upon consummation of which the Trustee shall have received a first priority fully perfected security interest in the property on assets acquired by the Company or any of its Subsidiaries in connection therewith, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof; provided, that the Company shall not be required to make any Asset Sale Offer if the Net Cash Proceeds of all Asset Sales and Events of Loss that are not used to make a Permitted Related Investment within 180 days or

365 days,respectively, do not exceed $5 million. Each Asset Sale Offer shall remain open for a period of at least 20 business days. To the extent the Asset Sale Offer is not fully subscribed to by the holders of the Securities, the Company or the relevant Subsidiary may retain such unutilized portion of the Net Cash Proceeds. If the Asset Sale Offer is more than fully subscribed to by the Holders of the Securities, the particular Securities to be accepted shall be selected by such method as the Trustee shall deem fair and appropriate and which may provide for the selection of portions of the principal of Securities; provided, however, that no such partial acceptance shall reduce the portion of the principal amount of a Security not redeemed to less than, $1,000; and provided further that so long as the Securities are listed on any national securities exchange (as such term is defined in the Exchange Act), such selection shall be made by the Trustee in accordance with the provisions of such exchange.

     Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, the Company or such Subsidiary, as the case may be, shall cause such Net Cash Proceeds derived from the sale of Collateral to be deposited in the Collateral Account on the business day on which such Net Cash Proceeds are received by the Company or such Subsidiary. Collateral Proceeds (including any earnings thereon) may be released from the Collateral Account only in accordance with Section 1404.

     SECTION 1018. Application of Net Cash Proceeds in Event of Loss.

     Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, in the event that the Company or any Subsidiary suffers any Event of Loss to any Collateral, on or before the 365th day after the date that the Company or such Subsidiary receives any Net Cash Proceeds from such Event of Loss to Collateral, the Company shall use all of the Net Cash Proceeds from such Event of Loss to make either (a) an offer to purchase (the "Event of Loss Offer") from all holders of Securities up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to the Net Cash Proceeds at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase or (b) a Permitted Related Investment, upon consummation of which the Trustee shall have received a first priority fully perfected security interest in the property on assets acquired by the Company or any of its Subsidiaries in connection therewith, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof; provided, that the Company shall not be required to make any Event of Loss Offer if the Net Cash Proceeds of all Events of Loss to and Asset Sales of Collateral that are not used to make a Permitted Related Investment within 365 days or 180 days, respectively, do not exceed $5 million. Each Event of Loss Offer shall remain open for a period of at least 20 Business Days. To the extent the Event of Loss Offer is not fully subscribed to by the holders of the Securities, the Company or the relevant Subsidiary may retain such unutilized portion of the Net Cash Proceeds. If the Event of Loss Offer is more than fully subscribed to by the Holders of the Securities, the particular Securities to be accepted shall be selected by such method as the Trustee shall deem fair and appropriate and which may provide for the selection of portions of the principal of Securities; provided, however, that no such partial acceptance shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000; and provided further that so long as the Securities are listed on any national securities exchange (as such term is defined in the Exchange Act), such selection shall be made by the Trustee in accordance with the provisions of such exchange.

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

     Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, the Company or such Subsidiary, as the case may be, shall cause such Net Cash Proceeds derived from the loss of Collateral to be deposited in the Collateral Account on the Business Day on which such Net Cash Proceeds are received by the Company or such Subsidiary. Collateral Proceeds (including any earnings thereon) may be released from the Collateral Account only in accordance with Section 1404.

     SECTION 1019. Ownership of Stock of Subsidiaries.

     The Company shall at all times maintain, or cause each Subsidiary to maintain, ownership of all of each class of Voting Stock of, and all other equity securities in, each Person that, as of the Issue Date was a Subsidiary of the Company, to the extent the same is included in the Collateral, except any Subsidiary that shall be disposed of in its entirety, or consolidated or merged with or into the Company or another Subsidiary, in each case in accordance with Article Eight. Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, such stock will be subject to a first priority fully perfected security interest in favor of the Trustee.

     SECTION 1020. Limitation on Transactions with Affiliates.

     The Company shall not, and shall not permit, cause or suffer any Subsidiary to, conduct any business or enter into any transaction or series of transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange, lease or use of assets, property or services) or enter into any contract, agreement, understanding, loan, advance or guarantees with any of their respective Affiliates (each an "Affiliate Transaction") other than (a) transactions among the Company and its Subsidiaries; (b) transactions involving aggregate payments or other Fair Market Value, of less than $5 million in any consecutive 365-day period; (c) transactions made available to all Holders on a basis pro rata to their holdings of Securities; (d) the transactions described in the Company's filings on Form S-4 filed with the Commission on June 1, 2004; and (e) those that are hereafter set forth in writing and are determined by the Board of Directors of the Company (including a majority of the Independent members of such Board), to be on terms which are no less favorable to the Company and its Subsidiaries than would be obtained in an arm's length transaction with an unaffiliated third party. The Company shall deliver to the Trustee an Officers' Certificate certifying that any such Affiliate Transaction contemplated in clause (e) above has received the requisite approval of its Board of Directors.

     SECTION 1021. Change in Nature of Business.

     Guarantor shall not, and shall not permit any of its Subsidiaries to, own, manage or conduct any operation other than a Permitted Line of Business.

     SECTION 1022. Additional Collateral.

     Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, the Company will, and will cause each of its Subsidiaries that owns any Collateral to, grant to the Trustee a valid and perfected first priority security interest in such Collateral enforceable against all third parties, and to execute and deliver all documents and to take all action reasonably necessary or desirable to perfect and protect such a security interest in favor of the Trustee, including the execution of the form of Security Agreement Supplement appended to the Security Agreement.

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

     SECTION 1023. CRDA Investments.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly (a) grant a security interest in its CRDA Investments to any Person other than any grant of a security interest or other Lien (a "Permitted Grant") to: (i) the Casino Reinvestment Development Authority of the State of New Jersey ("CRDA"); (ii) any other entity as required by applicable law; or (iii) any person so long as such action will not result in a violation of applicable law or (b) sell, convey, transfer, lease or otherwise dispose of its CRDA Investments otherwise than either (A) in accordance with the terms of a Permitted Grant or (B) for fair value (in either cases except to or on behalf of the CRDA for a CRDA project), which shall be determined by, in their absolute discretion, and evidenced by a resolution of, the Board of Directors of the Company or such Subsidiary, as the case may be.

     SECTION 1024. Subsidiaries.

     The Trustee will receive a pledge of the stock of any Person that is a Subsidiary of the Company on the Issue Date in accordance with the Security Agreement, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof. Except as otherwise provided in this Indenture, the Company will not, and will not permit any Subsidiary to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Subsidiary (whether through an acquisition or otherwise) unless, after giving effect to such action, transaction or series of transactions, before and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing.

     SECTION 1025. Security Documents.

     Simultaneously herewith, the Company shall execute, and shall cause its Subsidiaries to execute, the respective Security Documents, as appropriate, securing its obligations under this Indenture, the Security Documents and the Securities. Each Holder, by accepting a Security, agrees to all terms and provisions of the Security Documents as the same may be amended or supplemented from time to time pursuant to the provisions hereof and thereof, including, without limitation, the terms of any release or subordination contemplated in
Section 1405 hereof. The terms of the release of the Collateral and the rights of the Holders with respect thereto shall be governed by the Security Documents and this Indenture, including, without limitation, the terms of any release or subordination contemplated in Section 1405 hereof.

     SECTION 1026. Validity of Security Interest.

     Each of the Company and the Guarantor represents and warrants that it has, and covenants that it shall continue to have, full power and lawful authority to grant, release, convey, assign, transfer, mortgage, pledge, hypothecate and otherwise create the Security Interest referred to in Article Fourteen; and, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, each of the Company and the Guarantor shall warrant, preserve and defend the Security Interest of the Trustee in and to the Collateral or any asset that should constitute Collateral (other than real property with respect to matters covered by title insurance policies obtained by the Company or its Subsidiaries) but for the fact that the Company and/or its Subsidiaries failed to comply with the provisions of the Indenture or the Security Documents against the claims of all persons, and will maintain and preserve the Security Interest contemplated by Article Fourteen. Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, the Company and its Subsidiaries shall be required to execute and deliver all documents and take all action reasonably necessary or desirable to perfect and protect a security interest in Collateral or any asset that would constitute Collateral but for the fact that the Company and/or its Subsidiaries failed to comply with the provisions of the Indenture or the Security Documents, before engaging in any sale, transfer, conveyance, or other disposition of such assets to the Company or any of its wholly-owned Subsidiaries.

     SECTION 1027. Duty of Cooperation.

     The Guarantors and their respective directors, officers and Affiliates shall cooperate with the Casino Control Commission and the Division of Gaming Enforcement and provide such information and documentation as may from time to time be requested by such agencies unless being contested in good faith by appropriate proceedings.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

     SECTION 1101. Redemption.

     With the consent of the Requisite Lenders, the Securities may be redeemed, at the election of the Company, as a whole or from time to time in part, at the times, subject to the conditions and at the Redemption Price specified in the form of Security, together with accrued interest to the Redemption Date.

     SECTION 1102. Applicability of Article.

     Redemption of Securities pursuant to Section 1101 or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article, other than repurchases made from time to time in the open market.

     SECTION 1103. Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution and a consent executed by the Requisite Lenders. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to
Section 1104.

     SECTION 1104. Selection by Trustee of Securities to Be Redeemed.

     If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities; provided, however, that no such partial redemption

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

shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000 and, provided further that, so long as the Securities are listed on any national securities exchange (as such term is defined in the Exchange Act), any such redemption shall be made by the Trustee in accordance with the provisions of such exchange.

     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

     SECTION 1105. Notice of Redemption.

     Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed; provided, however, that in the case of an optional redemption in which the Company has called for redemption all outstanding Securities in connection with a refinancing of such Securities, the Company shall be permitted to (a) specify a proposed redemption date; (b) change the proposed redemption date once to a final redemption date by notice mailed to Holders not later than five business days prior to the final redemption date;
(c) establish the final redemption date as a date not more than 90 days after the first notice from the Company calling the Securities for optional redemption was mailed to Holders; and (d) rescind the redemption offer at any time prior to the final redemption date, which rescission shall not cause the maturity of the Securities to have changed.

     All notices of redemption shall state:

          (i) the Redemption Date;

          (ii) the Redemption Price;

          (iii) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed;

          (iv) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in
     Section 1107) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date; and

          (v) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

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

     SECTION 1106. Deposit of Redemption Price.

     Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) in immediately available funds an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

     SECTION 1107. Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

     SECTION 1108. Securities Redeemed in Part.

     Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to
Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

     SECTION 1109. Redemption Pursuant to Gaming Laws.

     (a) If required to qualify by the Casino Control Commission, all Holders, whether initial Holders or subsequent transferees, shall be subject to the qualification provisions of the Casino Control Act relating to financial sources and/or security holders. In the event that the Casino Control Commission determines that a Holder is not qualified under the Casino Control Act and/or such Holder fails to submit for qualification as required by the Casino Control Commission in its sole discretion, the Company shall have the absolute right and obligation to purchase from such Holder (the "Disqualified Holder") the Securities the Disqualified Holder may then possess, either directly, indirectly or beneficially, no later than forty-five days after the date the Company serves notice on any Disqualified Holder of such determination. Immediately upon such determination, the Disqualified Holder shall have no further right (i) to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by any Securities and (ii) to receive any dividends, interest, or any other distribution or payment with respect to any such Securities or any remuneration in any form from the Company or the Trustee; provided, however, that after such disqualification, interest on any such Securities

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

shall continue to accrue for the benefit of any subsequent Holder thereof. The Company shall promptly provide to the Trustee a copy of each notice served to a Disqualified Holder.

     (b) Upon receipt of the notice referred to in clause (a) above, the Disqualified Holder may sell its Securities either directly to any Person then qualified or previously qualified (and not subsequently disqualified) or through a bona fide brokerage transaction, conducted at arm's-length, to a Person not an Affiliate of the Disqualified Holder. In the event the Disqualified Holder fails to so sell its Securities within thirty (30) days after the determination by the Casino Control Commission, the Company shall purchase such Securities within fifteen (15) days after the end of such thirty (30) day time period, at a time and place as designated by the Company: (i) at the lowest of (A) the principal amount thereof; (B) the amount which the Disqualified Holder or beneficial owner paid for the Securities, together with accrued interest up to the date of the determination of disqualification; or (C) the market value of such Securities. The right of the Company to purchase such Security may be assigned by the Company to any Person approved by the Casino Control Commission or (ii) in lieu of a purchase pursuant to clause (i), at the election of the Company if the same is consented to by the Requisite Lenders, in exchange for the number of shares of Applicable Common Stock that would be payable in respect of such Securities in the event of a Demand Payment.

     (c) The provisions of this Section shall be construed in accordance with the applicable provisions of the Casino Control Act.

                                 ARTICLE TWELVE

                             GUARANTEE ARRANGEMENTS

     SECTION 1201. Guarantee.

     Guarantor hereby unconditionally guarantees (such guarantee referred to as the "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities, any of the Security Documents or the obligations of the Company to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, any interest on the Securities (including, without limitation, any interest that accrues after the filing of a proceeding of the type described in Sections 501(7) and (8) hereof), premium, fees, expenses and all other amounts will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder including fees, expenses or other charges whether now or hereafter existing will be promptly paid in full or performed, all strictly in accordance with the terms hereof and thereof and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligations of the Company to the Holders, for whatever reason, Guarantor will be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture, any Security Document or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of

Securities to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Company. The obligations of the Guarantor are independent of any obligation of the Company. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of the Securities, any Security Document, this Indenture or any other document relating thereto, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release or non-perfection of Collateral, any delays in obtaining or realizing upon or failure to obtain or realize upon or application of Collateral, the recovery of any judgment against the Company or any other Person, any action to enforce the same or any other circumstance (including, without limitation, any statute of limitations) which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives promptness, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company or any other Person, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture, the Security Documents and this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to the Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company or any other insider guarantor that arise from the existence, payment, performance or enforcement of Guarantor's obligations under this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Holders or the Trustee against the Company or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full of the Securities and all other amounts payable under this Guarantee and the Maturity Date, such amount shall be held in trust for the benefit of the Holders and the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Securities and all other amounts payable under this Guarantee, whether matured or unmatured, in accordance with the terms of this Indenture, or to be held as Collateral for any obligations or other amounts payable under this Guarantee thereafter arising. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this subsection is knowingly made in contemplation of such benefits. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article Twelve, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any acceleration of such obligations as provided in



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Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

     SECTION 1202. Execution and Delivery of Guarantee.

     To further evidence the Guarantee set forth in Section 1201, the Guarantor hereby agrees that notation of such Guarantee shall be endorsed on each security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an authorized Officer of the Guarantor.

     The Guarantor hereby agrees that its Guarantee set forth in Section 1201 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

     If an Officer of Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, Guarantor's Guarantee of such Security shall be valid nevertheless.

     The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

     SECTION 1203. Additional Guarantors.

     Any Person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of the Indenture as a Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

     SECTION 1204. Termination of Guarantee.

     This Guarantee and all of the obligations of the Guarantor under this Indenture, the Security Documents, and the Securities and any other related documents or agreements may be amended, modified or terminated by the Company with the consent of the Requisite Lenders.

                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 1301. Company's Option to Effect Defeasance or Covenant Defeasance.

     The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Thirteen.

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     SECTION 1302. Defeasance and Discharge.

     Upon the Company's exercise under Section 1301 of the option applicable to this Section 1302, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 1304 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1305 and the other Sections of this Indenture referred to in
(a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same) and releasing the liens and security interests created by the Security Documents, except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in
Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Securities when such payments are due; (b) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003; (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder; and (d) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Securities.

     SECTION 1303. Covenant Defeasance.

     Upon the Company's exercise under Section 1301 of the option applicable to this Section 1303, the Company shall be released from its obligations under any covenant contained in Section 801 and in Sections 1005 through 1026 with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(3) or otherwise, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

     SECTION 1304. Conditions to Defeasance or Covenant Defeasance.

     The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Securities:

          (i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds, for a period of at least 123 days prior to the date of such defeasance, in trust for the purpose of

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

     making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on the Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is, pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (ii) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (7) and (8) of Section 501 hereof are concerned, at any time during the period ending on the 123rd day after the date of such deposit(it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (iii) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

          (iv) In the case of an election under Section 1302, the Company shall have received the consent of the Requisite Lenders and delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or

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

     loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (v) In the case of an election under Section 1303, the Company shall have received the consent of the Requisite Lenders and delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (vi) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been complied with.

     SECTION 1305. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

     Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the "Trustee") pursuant to Section 1304 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

     Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

     SECTION 1306. Reinstatement.

     If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 1305; provided,

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

however, that if the Company makes any payment of principal of (or premium, if any, on) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                ARTICLE FOURTEEN

                                SECURITY INTEREST

     SECTION 1401. Assignment of Security Interest.

     (a) In order to secure the performance of the Company's and the Guarantor's obligations to the Holders and the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, any Grantor pursuant to the Security Documents has unconditionally and absolutely assigned to the Trustee for the benefit of itself and all Holders, a first priority security interest in the Collateral, subject to the limitations set forth in this Indenture, including, without limitation, Section 1405 hereof (the "Security Interest").

     (b) The Security Interest as now or hereafter in effect shall be held for the Trustee and for the equal and ratable benefit and security of the Securities without preference, priority or distinction of any thereof over any other by reason, or difference in time, of issuance, sale or otherwise, and for the enforcement of the payment of principal of, premium, if any, and interest on the Securities in accordance with their terms.

     (c) Each of the Company and Guarantor has executed and delivered, filed and recorded and/or will execute and deliver, file and record, all instruments and documents, and has done or will do or cause to be done all such acts and other things as are necessary or desirable, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in
Section 1405 hereof, to subject the Collateral to the Lien of the Security Documents. Each of the Company and Guarantor will execute and deliver, file and record all instruments and do all acts and other things as may be reasonably necessary or advisable to perfect, maintain and protect the Security Interest (including, without limitation, the first priority nature thereof) and shall pay all filing, recording, mortgage or other taxes or fees incidental thereto.

     (d) Each of the Company and Guarantor shall furnish to the Trustee (i) promptly after the recording or filing, or re-recording or re-filing of the Security Documents and other security filings, an Opinion of Counsel (who may be counsel for the Company or the Guarantor) stating that in the opinion of such counsel the Security Documents and other security filings have been properly recorded, filed, re-recorded or re-filed so as to make effective and perfect the Security Interest intended to be created thereby and reciting the details of such action and (ii) except for Collateral released as contemplated in Section 1405 hereof at least annually on the anniversary of the Issue Date, an Opinion of Counsel (who may be counsel for the Company or the Guarantor) either stating that in the opinion of such counsel such action with respect to the recording, filing, re-recording or re-filing of the Security Documents and other security filings has been taken as is necessary to maintain the Lien and Security Interest of the Security Documents and other security filings, subject to any subordination contemplated in Section 1405 hereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is

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

necessary to maintain such Lien and Security Interest. In giving the opinions required by this Section 1401(d) above, such counsel may rely, to the extent recited in such opinions, on (i) certificates of relevant public officials; (ii) certificates of an officer or officers of the Company, the Guarantors or any other Grantor; (iii) photocopies of filed and recorded documents certified by public officials as being accurate copies of such documents; (iv) the opinions of other counsel acceptable to the Trustee with respect to matters governed by law of any jurisdiction other than the state in which such counsel is licensed to practice law; and (v) title insurance policies and commitments. In addition, such opinions may contain such qualifications, exceptions and limitations as are appropriate for similar opinions relating to the nature of the Collateral.

     SECTION 1402. Suits to Protect the Collateral.

     To the extent permitted under the Security Documents and this Indenture, the Trustee shall have power, but not be obliged, to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture or the Security Documents and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interest of the Holders in the Collateral and in the profits, rents, revenues and other income arising therefrom (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interest thereunder or be prejudicial to the interest of the Holders or of the Trustee).

     SECTION 1403. Further Assurances and Security.

     Each of the Company and the Guarantor represents and warrants that at the time the Security Documents and this Indenture are executed, the Company and/or its Subsidiaries (i) will have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm, absolutely, the Collateral, in the manner and form done, or intended to be done, in the Security Documents, free and clear of all Liens, except for the Liens created by the Security Documents or otherwise permitted by the Indenture or the Security Documents, and will forever warrant and defend the title to the same against the claims of all Persons whatsoever; (ii) will execute, acknowledge and deliver to the Trustee, at the Company's and/or its Subsidiaries' expense, at any time and from time to time such further assignments, transfer, assurances or other instruments as may be required to effectuate the terms of this Indenture or the Security Documents; and (iii) will at any time and from time to time do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the Trustee, to assure and confirm to the Trustee the Security Interest in the Collateral contemplated hereby and by the Security Documents in each case, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof.

     SECTION 1404. Release of Collateral.

     Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof and unless otherwise consented to by the Requisite Lenders, the Company or any Subsidiary, as the case may be, shall cause such Net Cash Proceeds of any Asset Sale pursuant to Section 1017 that involves the sale of Collateral or

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

any Event of Loss pursuant to Section 1018 that involves a loss of Collateral to be deposited in the Collateral Account on the business day on which such Net Cash Proceeds are received by the Company or such Subsidiary. Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, Collateral Proceeds (including any earnings thereon) may be released from the Collateral Account in order to, and in only such amount as is required to, (x) pay the principal amount of Securities tendered pursuant to an Asset Sale Offer or Event of Loss Offer or (y) make a Permitted Related Investment; provided that upon consummation of such Permitted Related Investment the Trustee shall subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, have received a first priority security interest in the property or assets acquired by the Company or any of its Subsidiaries in connection therewith and the Company delivers to the Trustee each of the following:

          (i) An Officers' Certificate, dated the date on which Collateral Proceeds shall be released from the Collateral Account (the "Collateral Proceeds Release Date"), stating in substance as to the following matters (which statements shall, on the Collateral Proceeds Release Date, be true):

               (A) the reason the Company is requesting a release of the Collateral Proceeds and a description of the use to be made of the Collateral Proceeds to be released;

               (B) in the case of clause (x) above, the aggregate principal amount of Securities purchased on the Collateral Proceeds Release Date and, in the case of clause (y) above, a description of the property or assets being acquired and the Fair Market Value and the purchase price of each such property or asset to be acquired by the Company and/or its Subsidiaries (if more than one);

               (C) that the amount to be released from the Collateral Account does not exceed the aggregate principal amount of Securities to be purchased on the Collateral Proceeds Release Date or the purchase price of the property or assets to be acquired by the Company or any of its Subsidiaries, as the case may be;

               (D) that, in the case of clause (y) above, the Company and/or its Subsidiaries, as the case may be, have taken all steps necessary or desirable so that upon consummation of such Permitted Related Investment the Trustee shall, subject to the terms of any release or subordination contemplated in Section 1405 hereof, receive a first priority security interest in such property or assets; and

               (E) that no Default or Event of Default has occurred and is continuing at the time of or after giving effect to such release of Collateral Proceeds.

          (ii) An Opinion of Counsel stating that the certificate, opinions, other instruments or cash which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and that the property to be released may be lawfully released from the Lien of the Security Documents and that all conditions precedent in this Indenture and the Security Documents relating to such release have been complied with.

     In connection with any release of any lien in favor of the Trustee granted pursuant to the Security Documents on Collateral, the Company and the Guarantor shall comply, to the extent required thereby, with the applicable provisions of the TIA, including Section 314 thereof.

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

     SECTION 1405. Release Notice; Subordination Request; Permitted Liens.

     (a) With the consent or approval or at the request of the Requisite Lenders, the Company shall deliver a Release Notice to the Trustee. A Release Notice may only be delivered by the Company from time to time with the consent of the Requisite Lenders. A Release Notice shall request that the Trustee execute one or more specifically described release instruments, documents and agreements (which release instruments, documents and agreements shall accompany such Release Notice) and shall (i) include a certified copy of the Board Resolution of the Company or any of its Subsidiaries in which such Board of Directors approved the delivery of the Release Notice; (ii) include a copy of the written consent of the Requisite Lenders to the Release Notice; (iii) be accompanied by an Officers' Certificate, including a certification that no Event of Default, or no default which with the passage of time or giving of notice would become an Event of Default, has occurred or is continuing, in each case unless waived in accordance with the terms of this Indenture; (iv) be accompanied by an Opinion of Counsel stating that the action contemplated by this Section 1405(a) is authorized and permitted by the Indenture and that all conditions precedent herein relating to such action have been complied with; and
(v) if required by the TIA, certificates in accordance with Section 314 of the TIA. Upon receipt of a Release Notice the Trustee, at the Company's expense, shall execute and deliver, within seven Business Days from the receipt of such Release Notice, any instruments, documents and agreements specified by the Company or any of its Subsidiaries to release all or any part of the Collateral from the Security Interests or any other Liens created by the Security Documents or the Indenture including, without limitation, all instruments, documents and agreements necessary to release any and all Liens of record and to terminate the Security Documents together with any intercreditor agreements specified in such Release Notice.

     (b) With the consent or approval or at the request of the Requisite Lenders, the Company shall deliver a Subordination Request to the Trustee. A Subordination Request may only be delivered by the Company from time to time with the consent of the Requisite Lenders. A Subordination Request shall request that the Trustee execute one or more specifically described instruments, documents and agreements of subordination (which instruments of subordination shall accompany such Subordination Request) and shall (i) include a certified copy of the Board Resolution of the Company or any of its Subsidiaries in which such Board of Directors approved the delivery of the Subordination Request; (ii) include a copy of the written consent of the Requisite Lenders to the Subordination Request; (iii) certify that the subordination requested effects a subordination of the Security Interests only to the extent, and only with respect to the Collateral as to which such subordination is, contemplated by the Subordination Determination; (iv) be accompanied by an Officers' Certificate, including a certification that no Event of Default, and no default which with the passage of time or giving of notice would become an Event of Default, has occurred or is continuing, in each case unless waived in accordance with the terms of this Indenture; (v) be accompanied by an Opinion of Counsel stating that the action contemplated by this Section 1405(b) is authorized and permitted by the Indenture and that all conditions precedent herein relating to such action have been complied with; and (vi) if required by the TIA, certificates in accordance with Section 314 of the TIA. Upon receipt of a Subordination Request, the Trustee, at the Company's expense, will execute and deliver, within seven Business Days from the receipt of such Subordination Request, any instruments, documents and agreements specified by the Company or any of its Subsidiaries to subordinate the Security Interests or any other Liens created by the Security Documents or the

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

Indenture to any Lien that the Board of Directors of the Company or any of its Subsidiaries determines (each such determination, a "Subordination Determination") to accord priority over the Security Interests together with any intercreditor agreements specified in such Subordination Request.

     (c) In connection with any release of any lien pursuant to a Release Notice or the subordination of any lien pursuant to a Subordination Request, the Company and the Guarantor shall comply, to the extent required thereby, with the applicable provisions of the TIA, including Section 314 thereof.

     (d) Any release or subordination of Collateral made in compliance with the provisions of this Section 1405 shall be deemed for all purposes: (i) not to impair the Security Interests or impair the security under the Indenture in contravention of the terms or provisions of this Indenture or the Security Documents and (ii) not to constitute in any respect or for any purpose a breach, default or violation of any term or provision of this Indenture or the Security Documents and to the extent that any such breach, default or violation would otherwise result the same are hereby waived in all respects.

     (e) In addition to, and not in limitation of, any other rights, powers or privileges of the Company and its Subsidiaries, the Company and its Subsidiaries may incur Permitted Liens as and to the extent such action is in compliance with the terms of this Indenture and the Security Documents.

     (f) To the extent set forth in any Release Notice or Subordination Request or in the terms, provisions or conditions of any such release or subordination or any agreements, documents or instruments related thereto, associated therewith or arising from or in connection with any such release or subordination or any related or associated transaction, the terms of Section 1017, 1018 and 1404 hereof shall (i) cease to apply to the Assets that are the subject of such Release Notice or Subordination Request, and to any proceeds thereof or (ii) continue to apply to such Assets and proceeds only to the extent set forth in the terms, provisions or conditions of any such release or subordination or of any such agreements, documents or instruments.

     SECTION 1406. Reliance on Opinion of Counsel.

     The Trustee shall be fully protected in taking any action under this Article Fourteen or omitting to take any action, in reliance upon an Opinion of Counsel.

     SECTION 1407. Purchaser May Rely.

     Any person that acquires, obtains a Lien on or otherwise obtains any interest in good faith in the Collateral or any part thereof or interest therein which is purported to be transferred, granted or released by the Trustee as provided in this Article Fourteen shall not be bound to ascertain, and may rely on the authority of the Trustee to execute, transfer, grant or release, or to inquire as to the satisfaction of any conditions precedent to the exercise of such authority, or to see to the application of the purchase price therefor or any loan proceeds or other consideration relating thereto.

     SECTION 1408. Payment of Expenses.

     On demand of the Trustee, the Company forthwith shall pay or satisfactorily provide for the payment of all reasonable expenditures incurred by the Trustee under this Article Fourteen, including, without limitation, the costs of title insurance, surveys, attorneys' fees and expenses, recording fees and taxes, transfer taxes, taxes on indebtedness and other expenses incidental thereto and all such sums shall be a Lien upon the Collateral prior to the Securities and shall be secured thereby.

                                 ARTICLE FIFTEEN

                          CONVERSION AND DEMAND PAYMENT

     SECTION 1501. Conversion Following Election of Requisite Lenders.

     (a) Following delivery of written notice from the Requisite Lenders (which notice shall be deliverable in their sole and absolute discretion) to the Company and the Trustee stating that the Securities shall thereafter be convertible under this Section 1501(a) (the "Convertibility Election"), the Holder of any Note shall have the right, at its option, at any time following the date the Convertibility Notice was received by the Trustee, through the close of business on the final maturity date of the Notes (except that, with respect to any Note or portion of a Note that shall be called for redemption, such right shall terminate, except as provided in Section 1502, Section 1104 or
Section 1105, at the close of business on the Business Day next preceding the date fixed for redemption of such Note or portion of a Note unless the Company shall default in payment due upon redemption thereof) to convert any such Note into that number of fully paid and non-assessable shares of Company Common Stock (as such shares shall then be constituted) obtained by multiplying the principal amount of the Note or portion thereof surrendered for conversion by the Stated Ratio (and shall also be entitled to receive any other securities required to be issued in respect of such Note as contemplated in Section 1504 below), by surrender of the Note so to be converted in whole or in part in the manner provided in Section 1502.

     (b) A holder of Notes is not entitled to any rights of a holder of Company Common Stock or other securities deliverable hereunder until such Notes are surrendered as provided in Section 1502.

     (c) For the avoidance of doubt, this Section 1501 shall not limit the power of the Requisite Lenders to provide the Demand Payment Notice at any time, either prior to or after the occurrence of the Convertibility Election and in such event the Notes shall be discharged and shall thereafter represent solely the right of the Holder to receive the Applicable Common Stock, all as more fully set forth in this Indenture.

     SECTION 1502. Exercise of Conversion Privilege; Demand Payment; Issuance of Common Stock; No Adjustment for Interest or Dividends.

     In order to exercise the conversion privilege or obtain Applicable Common Stock in connection with a Demand Payment with respect to any Note, the Holder of any such Note to be converted or so paid shall surrender such Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 1002, and, with respect to a conversion under Section 1501(a), shall give written notice of conversion (in the form of Exhibit B hereto or another form acceptable to the Company) to the office or agency that the Holder elects to convert such Note or the portion thereof specified in said notice. In connection with such surrender, the Holder shall also state the name or names (with address or addresses) in which certificates for securities which shall be issuable on such conversion or payment shall be issued, and such surrender shall be accompanied by transfer taxes, if required pursuant to Section 1509. Each such Note surrendered for conversion or Demand Payment shall, unless the shares issuable on conversion or such payment are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

     As promptly as practicable after satisfaction of the requirements for conversion or in respect of a Demand Payment in the form of the Applicable Common Stock, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted or paid), the Company shall issue and shall deliver to such Noteholder a certificate or certificates for the securities issuable upon the conversion or payment in respect of a Demand Payment in the form of the Applicable Common Stock, of such Note or (in the case of a conversion) portion thereof as determined by the Company in accordance with the provisions of this Article Fifteen, calculated by the Company as provided in Section 1503. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 302, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

     If a Note is surrendered for conversion in part, then a new Note will be issued but any such issuance will only be made in multiples of $1,000.

     Each conversion or payment in respect of a Demand Payment in the form of the Applicable Common Stock shall be deemed to have been effected so as to result in any Holder becoming a holder of Company Common Stock (or other securities issuable in respect of such conversion or Demand Payment as contemplated in Section 1504) on the date on which the requirements set forth above in this Section 1502 have been satisfied as to such Note (or portion thereof), and the Person in whose name any certificate or certificates for shares of Company Common Stock (or other securities issuable in respect of such conversion or payment as contemplated in Section 1504) shall be issuable upon such conversion or payment shall be deemed to have become on said date the holder of record of the shares represented thereby and such Holder shall be entitled to all of the rights of a record holder of Company Common Stock or other securities deliverable hereunder (all of which shall be and be deemed to be issued to such person) and such person shall be deemed to be the owner of such shares of Company Common Stock or other securities, whether or not certificates representing the same have been issued to such person. In the case of any conversion pursuant to Section 1501(a) any Note (or portion thereof) so surrendered shall cease to be outstanding and shall be discharged and all principal and accrued interest thereon extinguished in all respects as of the date of such surrender. In the case of any Demand Payment, each Note shall be discharged and extinguished as contemplated in Section 301(f).

     No adjustment in respect of accrued interest on any Note converted or paid, or dividends on any shares issued upon conversion or payment of such Note will be made upon any conversion or payment.

     SECTION 1503. Stated Ratio.

     The "Stated Ratio" shall equal 65.90909 shares of Company Common Stock per $1,000 original principal amount of Notes. In the event of any transaction or occurrence not contemplated in Section 1504 in which it is equitable that the Stated Ratio be adjusted, then, upon the request and with the consent of the Requisite Lenders, and with the approval of the Board of Directors of the Company acting in good faith, the Stated Ratio shall be equitably adjusted. Any such adjustment shall be made by and set forth in a supplemental indenture between the Company, or any successor thereto, and the Trustee and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment.

     SECTION 1504. Additional Issuances in the Event of Occurrence of Certain Events.

     In addition to or instead of the shares of Company Common Stock otherwise issuable upon conversion pursuant to this Article Fifteen or payment in respect of a Demand Payment in the form of Applicable Common Stock:

          (i) In case the Company shall, at any time after the date hereof and on or prior to (A) the date of such conversion as contemplated in Section 1501(a) in respect of any conversion or (B) the Demand Payment Date in respect of any Demand Payment (1) declare a dividend or make a distribution on the Company Common Stock in shares of Company Common Stock; (2) subdivide the outstanding shares of Company Common Stock into a greater number of shares; (3) combine the outstanding shares of its Company Common Stock into a smaller number of shares; or (4) issue any shares of its capital stock by reclassification of the Company Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then upon conversion or payment of a Note in respect of a Demand Payment in the form of Applicable Common Stock the Holder of such Note shall be entitled to receive the aggregate number and kind of shares which, if such Note had been converted or so paid immediately prior to such time, such Holder would have owned upon such conversion or payment, as applicable, and by virtue of such dividend, subdivision, combination, or reclassification.

          (ii) In case the Company shall, at any time after the date hereof and on or prior to (A) the date of such conversion as contemplated in Section 1501(a) in respect of any conversion or (B) the Demand Payment Date in respect of any Demand Payment, issue to all holders of Company Common Stock rights, options, or warrants to subscribe for or purchase Company Common Stock (or securities convertible into or exchangeable for Company Common Stock), and if the same are not issued or otherwise provided to the Holders of Notes at such time pro rata on a fully-diluted basis as if such Notes were then convertible or payable as contemplated herein, together with all warrants, other rights, options or convertible securities in respect of Company Common Stock, and as if all such securities were exercised or converted, then, upon conversion or Demand Payment of a Note in the form of Applicable Common Stock, the Holder of such Note so converted or so paid shall be entitled to receive the aggregate number and kind of rights, options, or warrants to subscribe for or purchase Company Common Stock (or securities convertible into or exchangeable for Company Common Stock) such holder would have received by virtue of such issuance of rights, options, or warrants to subscribe for or purchase Company Common Stock (or securities convertible into or exchangeable for Company Common Stock), if such Note had been converted or paid in the form of Applicable Common Stock immediately prior to such time.

          (iii) For the avoidance of doubt, the exercise or conversion of any option, warrant or other convertible or similar security shall not be deemed to constitute a distribution, subdividion or issuance contemplated by Section 1504(i) and (ii) or otherwise require the issuance of any additional securities under Section 1504(i) or (ii) or otherwise in respect of, or upon, conversion of Notes or a Demand Payment.

     SECTION 1505. Mergers.

     In case of any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Company Common Stock or the conversion of such outstanding shares of Company Common Stock into shares of other stock or other securities or property) (such actions being hereinafter collectively referred to as a "Merger"), there shall thereafter be deliverable upon conversion or Demand Payment of any Note (in lieu of the securities otherwise deliverable as contemplated in this Article Fifteen and Section 301(f)), the number of shares of stock or other securities or property to which a holder of the number of shares of Company Common Stock which would otherwise have been deliverable upon the conversion or such payment of such Note would have been entitled upon such Merger if such Note had been converted or so paid in full immediately prior to such Merger. In case of any Merger, appropriate adjustment, as determined in good faith by the Board of Directors of the Company and consented to by the Requisite Lenders, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Note holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon conversion or Demand Payment of Notes. Any such adjustment shall be made by and set forth in a supplemental indenture between the Company, or any successor thereto, and the Trustee and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Merger unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Merger and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Company Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the registered holder of any Note such shares of stock, securities, cash, or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

     SECTION 1506. Verification of Computations.

     Whenever the Stated Ratio is adjusted as provided pursuant to Section 1504 hereof, the Company will promptly obtain a certificate of the chief financial officer of the Company setting forth the Stated Ratio as so adjusted and a brief statement of the facts accounting for such adjustment, and the Company will make available a brief summary thereof to the holders of the Notes, at their addresses listed on the register maintained for that purpose by the Trustee.

     SECTION 1507. Notice of Additional Issuances or Other Property.

     Whenever Holders of Notes become entitled to an additional issuance of securities or other property pursuant to this Article Fifteen, the Company shall cause notice of such matter to be mailed to the Trustee within 15 days thereafter, such notice to include in reasonable detail (a) the events precipitating such occurrence and (b) the computation of any such additional consideration, which computation shall include the number of shares or the securities or other property purchasable upon conversion or Demand Payment of each Note after giving effect thereto. The Trustee shall within 15 days after receipt of such notice from the Company cause a similar notice to be mailed to each registered holder of a Note.

     SECTION 1508. Fractional Shares.

     Upon the conversion or Demand Payment of any Note, all fractions will be rounded down to the nearest whole number of shares, and the Company shall not be required to issue fractional shares of Company Common Stock. If more than one
Note is converted or paid in respect of any Demand Payment at one time by the same registered holder, the number of full shares of Company Common Stock which shall be deliverable shall be computed based on the number of shares deliverable in exchange for the aggregate principal amount of Notes converted or so paid. The Company shall not make any cash payments to holders of Notes with respect to any final fraction of a share called for upon the conversion or such payment of any Note.

     SECTION 1509. Taxes on Shares Issued.

     The issue of stock certificates on conversions or Demand Payment of Notes shall be made without charge to the Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted or so paid, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     SECTION 1510. Reservation of Shares; Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Company Common Stock.

     The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Company Common Stock to provide for the conversion or Demand Payment of the Notes from time to time as such Notes are presented for conversion or such payment.

     The Company covenants that, if any shares of Company Common Stock to be provided for the purpose of conversion or Demand Payment of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion or Demand Payment, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Securities and Exchange Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

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

     The Company shall have no obligation to cause any securities to be listed on any national securities exchange or automated quotation system.

     SECTION 1511. Responsibility of Trustee.

     The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Notes to determine the Stated Ratio or whether any facts exist which may require any adjustment of the Stated Ratio, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion or payment agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Company Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion or Demand Payment of any Note; and the Trustee and any other conversion or payment agent make no representations with respect thereto. Neither the Trustee nor any conversion or payment agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Company Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or Demand Payment or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article Fifteen.

     Without limiting the generality of the foregoing, neither the Trustee nor any conversion or payment agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant hereto relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion or Demand Payment of their Notes, but, subject to the provisions of Article Six, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

                                 ARTICLE SIXTEEN

                                  MISCELLANEOUS

     SECTION 1601. Counterparts.

     This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.




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

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       ATLANTIC COAST
                                       ENTERTAINMENT
                                       HOLDINGS, INC.


                                       By  /s/ Douglas S. Niethold
                                          --------------------------------------
                                          Title: Vice President Finance, Chief
                                          Financial Officer and Principal
                                          Accounting Officer



Attest: /s/ Patricia M. Wild
        --------------------------------------
        Title: Vice President, General Counsel
        and Secretary


                                       ACE GAMING, LLC


                                       By /s/ Douglas S. Niethold
                                          -------------------------------------
                                       Title: Vice President Finance, Chief
                                              Financial Officer and Principal
                                              Accounting Officer



Attest: /s/ Patricia M. Wild
        --------------------------------------
        Title: Vice President, General Counsel
               and Secretary


                                       WELLS FARGO BANK,
                                       NATIONAL ASSOCIATION


                                       By /s/ Jane Schweiger
                                          -------------------------------------
                                          Title: Vice President

                                    EXHIBIT A

-------------------------------------------------------------------------------

                              OFFICER'S CERTIFICATE
                                       OF
                                 ACE GAMING, LLC

-------------------------------------------------------------------------------


     Reference is made to that certain Indenture, dated as of July 22, 2004 (the "Indenture") among Atlantic Coast Entertainment Holdings, Inc. (the "Company"), as Issuer, ACE Gaming, LLC, as guarantor, and Wells Fargo Bank, National Association, as Trustee (the "Trustee"). Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Indenture.

     Pursuant to Section 1008 of the Indenture, the undersigned officer of Licensee hereby certifies to the Trustee as follows:

          He is now, and at the times mentioned herein has been, the duly elected, qualified and acting officer of Licensee as specified below.

          To his knowledge, and without regard to any period of grace or requirements of notice under the Indenture or the Security Documents, Licensee is in compliance with all conditions and covenants under the Indenture or the Security Documents.

     IN WITNESS WHEREOF, I have set my hand this ____ day of _____________.

                                          ACE GAMING, LLC
                                          T/A "SANDS HOTEL & CASINO"


                                          By:
                                             ----------------------------------


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

                                  SCHEDULE 1.01

                             PERMITTED INDEBTEDNESS

Amendment, dated April 5, 2000, to Brighton Park Improvements Agreement, dated November 5, 1987, by and between Claridge at Park Place, Inc. and GBHC.

Lease Agreement, dated April 17, 2000 between Claridge at Park Place, Inc. and GBHC for Lot 11 on Block 47 Tax Map of the City of Atlantic City

Such liens or interests as are set forth in that certain ALTA Owners Policy of Title Insurance issued by Stewart Title Guaranty Company, Policy No. O9993-1390962 and that certain Commitment No. 102161060 for Title Insurance of Stewart Title Guaranty Company, but excluding any mortgage, obligations, or liabilities arising under or relating to the Amended and Restated Indenture, dated as of October 12, 2001, among GB Property Funding Corp., as issuer, GB Holdings, Inc. and Greate Bay Hotel and Casino, Inc., as guarantors, and Wells Fargo Bank, Minnesota, National Association, as trustee, any amendments thereto, or any documents related therewith.

The lease, license or management agreement (s) with an energy management company(s), supplier(s), or intermediary(s) related thereto now or hereafter entered into concerning or with respect to the supply and/or management of utility services and/or the operation of existing or newly supplied equipment at the property, including, but not limited to heating, ventilation, and air-conditioning and energy production related equipment.

The obligations of the Company or any of its Subsidiaries under existing leases of real property used in conjunction with the operations of the Company and its Subsidiaries.

                                    EXHIBIT B

                                CONVERSION NOTICE

     TO: ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND WELLS FARGO BANK, NATIONAL ASSOCIATION

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Atlantic Coast Entertainment Holdings, Inc.in accordance with the terms of the Indenture referred to in the Note below, and directs that the shares issuable and deliverable upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated: ___________________
Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all):


$-------------------------
Social Security or Other Taxpayer
Identification Number:
Name of Registered Owner of Note being Converted:
___________________________
Principal Amount of Note being Converted: $
_________________________________
Certificate Number of Note being Converted:
_________________________________

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